                                                                [EXECUTION COPY]

                                                                   EXHIBIT 2.2.1

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         FORTRESS NBA ACQUISITION, LLC,
                                  AS PURCHASER,

                        FORTRESS INVESTMENT FUND II LLC,
                                  AS GUARANTOR,

              THE NATIONAL BENEVOLENT ASSOCIATION OF THE CHRISTIAN
                          CHURCH (DISCIPLES OF CHRIST)

                                       AND

             THE COMPANIES AFFILIATED THEREWITH NAMED ON SCHEDULE I
                                ATTACHED HERETO,
                                   AS SELLERS

                          DATED AS OF SEPTEMBER 3, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE I        PURCHASE AND SALE OF BUSINESS............................................    1

      Section 1.01  Purchase and Sale of Business.........................................    1
      Section 1.02  Excluded Assets.......................................................    5
      Section 1.03  Assumed Liabilities...................................................    6
      Section 1.04  Excluded Liabilities..................................................    6
      Section 1.05  Shared Assets and Contracts...........................................    9
      Section 1.06  Transitional Services.................................................   10
      Section 1.07  Use of Name...........................................................   11

ARTICLE II       THE CLOSING..............................................................   11

      Section 2.01  Closing...............................................................   11
      Section 2.02  Purchase Price Deposit................................................   11
      Section 2.03  Purchase Price........................................................   12
      Section 2.04  Adjustments and Apportionments........................................   12
      Section 2.05  Transactions to be Effected; Closing and Other Deliveries.............   14
      Section 2.06  Payments and Computations.............................................   16
      Section 2.07  Title Commitments; New Surveys; Engineering Reports; Environmental
                    Reports...............................................................   17
      Section 2.08  Intentionally Omitted.................................................   18
      Section 2.09  No Other Representations..............................................   18
      Section 2.10  Partial Closing.......................................................   18
      Section 2.11  Certain Purchaser Agreements..........................................   19

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF SELLERS................................   20

      Section 3.01  Incorporation, Qualification and Authority of Seller..................   20
      Section 3.02  No Conflict...........................................................   21
      Section 3.03  Consents and Approvals................................................   21
      Section 3.04  Real Property Assets..................................................   22
      Section 3.05  Absence of Certain Changes............................................   23
      Section 3.06  Absence of Litigation.................................................   23
      Section 3.07  Compliance with Laws..................................................   23
      Section 3.08  Certificates of Need or Provider Agreements...........................   24
      Section 3.09  Residency Agreements; Commercial Leases...............................   24
      Section 3.10  Governmental Licenses and Permits.....................................   25
      Section 3.11  Environmental Matters.................................................   26
      Section 3.12  Material Contracts....................................................   27
      Section 3.13  Regulatory Filings....................................................   27
      Section 3.14  Employee Benefits; Employees..........................................   28
      Section 3.15  Personal Property Assets..............................................   30
      Section 3.16  Insurance.............................................................   30
      Section 3.17  Taxes.................................................................   30

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
      Section 3.18  Health Care Regulatory Compliance.....................................   30
      Section 3.19  Life Safety Code Compliance...........................................   32

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................   32

      Section 4.01  Incorporation and Authority of Purchaser..............................   32
      Section 4.02  Qualification of Purchaser............................................   32
      Section 4.03  No Conflict...........................................................   33
      Section 4.04  Consents and Approvals................................................   33
      Section 4.05  Financial Ability.....................................................   33
      Section 4.06  Brokers...............................................................   34
      Section 4.07  Litigation............................................................   34
      Section 4.08  Health Care Regulatory Compliance.....................................   34
      Section 4.09  Acknowledgement Regarding Condition of the Business...................   35

ARTICLE V        ADDITIONAL AGREEMENTS....................................................   36

      Section 5.01  Conduct of Business Prior to the Closing..............................   36
      Section 5.02  Access to Information.................................................   38
      Section 5.03  Intentionally Omitted.................................................   38
      Section 5.04  Supplemental Disclosure...............................................   39
      Section 5.05  Regulatory and Other Authorizations; Reasonable Efforts...............   39
      Section 5.06  Submission for Bankruptcy Court Approval..............................   40
      Section 5.07  Consultation; Notification; No Conflict...............................   45
      Section 5.08  Bidding Procedures....................................................   45
      Section 5.09  Break-Up Fee and Expense Reimbursement................................   46
      Section 5.10  Other Assets and Agreements...........................................   47
      Section 5.11  Notice of Certain Events..............................................   47
      Section 5.12  Employment and Employee Benefits......................................   48
      Section 5.13  Public Announcements..................................................   50
      Section 5.14  No Waiver.............................................................   50

ARTICLE VI       ADDITIONAL POST-CLOSING COVENANTS........................................   51

      Section 6.01  Further Assurances....................................................   51
      Section 6.02  Books and Records; Personnel..........................................   51
      Section 6.03  Undisclosed Contracts; Contested Cure Amount Contracts................   51

ARTICLE VII      CONDITIONS PRECEDENT.....................................................   52

      Section 7.01  Conditions Precedent to Obligations of Purchaser and Sellers..........   52
      Section 7.02  Conditions Precedent to Obligations of Purchaser......................   52

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                                 TABLE OF CONTENTS
                                    (CONTINUED)

                                                                                            PAGE
      Section 7.03  Conditions Precedent to Obligations of Sellers........................   54
      Section 7.04  Frustration of Closing Conditions.....................................   55

ARTICLE VIII     FURTHER AGREEMENTS AND TERMINATION.......................................   55

      Section 8.01  Termination...........................................................   55
      Section 8.02  Procedure and Effect of Termination...................................   57

ARTICLE IX       CASUALTY AND CONDEMNATION OF THE REAL PROPERTY...........................   57

      Section 9.01  Casualty..............................................................   57
      Section 9.02  Condemnation Pending Closing..........................................   59

ARTICLE X        INDEMNIFICATION..........................................................   59

      Section 10.01 Survival..............................................................   59
      Section 10.02 Matters Involving Third Parties.......................................   60
      Section 10.03 Certain Additional Provisions Relating to Indemnification.............   61

ARTICLE XI       GENERAL PROVISIONS.......................................................   62

      Section 11.01 Notices...............................................................   62
      Section 11.02 Descriptive Headings..................................................   63
      Section 11.03 Entire Agreement; Assignment..........................................   63
      Section 11.04 Governing Law.........................................................   63
      Section 11.05 Venue and Retention of Jurisdiction...................................   63
      Section 11.06 Expenses..............................................................   63
      Section 11.07 Amendment.............................................................   64
      Section 11.08 Waiver................................................................   64
      Section 11.09 Counterparts; Effectiveness...........................................   64
      Section 11.10 Severability; Validity; Parties in Interest...........................   64
      Section 11.11 Enforcement of Agreement..............................................   64
      Section 11.12 No Other Representation...............................................   64
      Section 11.13 No Personal Liability.................................................   65
      Section 11.14 Schedules.............................................................   65
      Section 11.15 Drafting..............................................................   65
      Section 11.16 Bulk Sales Laws.......................................................   65
      Section 11.17 Guaranty..............................................................   66

ARTICLE XII      DEFINITIONS..............................................................   66

      Section 12.01 Certain Defined Terms.................................................   66

EXHIBIT

Exhibit A Bidding Procedures

                             INDEX OF DEFINED TERMS

                                                                                PAGE
Accrued Expenses................................................................ 13
Accrued Fringe Benefits......................................................... 49
Acquired Assets.................................................................  2
Action or Proceeding............................................................ 67
Additional Amount............................................................... 19
Affiliate....................................................................... 67
Agreement.......................................................................  1
Alternative Transaction......................................................... 47
Anticipated Closing Date........................................................ 12
Applicable Law.................................................................. 67
Assignment and Assumption of Commercial  Leases................................. 15
Assumed Contracts...............................................................  3
Assumed Liabilities.............................................................  2
Auction Transaction............................................................. 46
Bankruptcy Cases................................................................  1
Bankruptcy Code.................................................................  1
Bankruptcy Court................................................................ 67
Bankruptcy Rules................................................................  1
Benefit Plans................................................................... 29
Bidding Procedures.............................................................. 46
Bidding Procedures Motion....................................................... 41
Bidding Procedures Order........................................................ 41
Break-Up Fee.................................................................... 47
Business........................................................................ 67
Business Day.................................................................... 68
Casualty Event.................................................................. 58
Certificate of Need............................................................. 24
Chief Executive Officers........................................................ 48
Closing......................................................................... 12
Closing Adjustments............................................................. 12
Closing Amount.................................................................. 15
Closing Date.................................................................... 12
Closing Statement............................................................... 16
COBRA........................................................................... 68
Code............................................................................ 68
Commercial Lease................................................................ 68
Company.........................................................................  1
Company Subsidiary..............................................................  1
Confidentiality Agreement....................................................... 68
Contemplated Transactions.......................................................  1
Contract........................................................................ 68
Cure Amounts.................................................................... 68
Cypress Village................................................................. 23
Cypress Village Ground Lease.................................................... 23

                             INDEX OF DEFINED TERMS
                                   (CONTINUED)

                                                                                PAGE
Cypress Village Ground Lessor................................................... 54
Damages......................................................................... 69
Deferred Capital Expenditures................................................... 14
Designated Facilities........................................................... 19
Designated Facility Release Price............................................... 19
Encumbrances....................................................................  2
Entrance Fee Resident........................................................... 25
Environmental Laws.............................................................. 69
Environmental Permits........................................................... 69
Environmental Reports........................................................... 18
Equity Home..................................................................... 26
Equity Home Engineering Report.................................................. 18
Equity Home Servicing Agreements................................................ 69
ERISA........................................................................... 69
ERISA Affiliate................................................................. 29
Escrow Agent.................................................................... 69
Escrow Agreement................................................................ 69
Estimation Hearing.............................................................. 20
Excluded Assets.................................................................  5
Excluded Liabilities............................................................  7
Existing Litigation Matters..................................................... 24
Expense Reimbursement........................................................... 47
Facilities...................................................................... 23
Federal Health Care Programs.................................................... 32
Final Amount.................................................................... 20
Final Decision.................................................................. 20
Final Purchase Price............................................................ 12
GAAP............................................................................ 69
Good Faith Deposit.............................................................. 12
Governmental Approvals.......................................................... 22
Governmental Authority.......................................................... 69
Guarantor.......................................................................  1
Hazardous Materials............................................................. 69
HIPAA........................................................................... 32
HSR Act......................................................................... 22
include......................................................................... 70
including....................................................................... 70
Indemnified Party............................................................... 61
Indemnifying Party.............................................................. 61
Institutional Mortgagee......................................................... 70
Intellectual Property........................................................... 70
Knowledge....................................................................... 70
Land............................................................................ 72
Law............................................................................. 70
Lease Financing Provisions...................................................... 70

                             INDEX OF DEFINED TERMS
                                   (CONTINUED)

                                                                                PAGE
Leased Real Property............................................................ 71
Legal Proceeding................................................................ 71
Liability....................................................................... 71
Liens........................................................................... 71
Manager......................................................................... 71
Material Adverse Effect......................................................... 71
Material Contract............................................................... 72
Material Permits................................................................ 26
Material Taking................................................................. 60
Material Title Objections....................................................... 17
May 6th Order................................................................... 72
Mediator........................................................................ 72
Medicaid........................................................................ 24
Medicare........................................................................ 24
NBA Assets...................................................................... 72
New Survey...................................................................... 72
Non-Essential Facilities........................................................ 19
Order........................................................................... 72
Other Businesses................................................................ 10
Owned Real Property............................................................. 72
Permits......................................................................... 73
Permitted Encumbrances.......................................................... 73
Person.......................................................................... 73
Petition Date...................................................................  1
Petitions.......................................................................  1
PILOTS.......................................................................... 74
Post-Closing Period............................................................. 13
Potential Claimants............................................................. 42
Pre-Closing Period.............................................................. 13
Preliminary Title Objections.................................................... 17
Prepaid Expenses................................................................ 13
Property Agreements............................................................. 73
Property Condition Reports...................................................... 18
Provider Agreements............................................................. 24
Purchase Price.................................................................. 12
Purchaser.......................................................................  1
Purchaser Required Governmental Approval........................................ 34
Real Property Assets............................................................ 73
Real Property Expenses.......................................................... 13
Refurbishment Amount............................................................ 19
Release......................................................................... 74
Rent............................................................................ 74
Rent Freeze..................................................................... 19
Rent Rolls...................................................................... 25
Representatives................................................................. 74

                             INDEX OF DEFINED TERMS
                                   (CONTINUED)

                                                                                PAGE
Residency Agreement............................................................. 74
Resident Dispute Amount......................................................... 20
Resident Dispute Resolution..................................................... 20
Resident Escrow................................................................. 20
Resident Litigation............................................................. 74
Resolution Amount............................................................... 20
Sale............................................................................ 46
Sale Hearing.................................................................... 41
Sale Motion..................................................................... 42
Sale Order...................................................................... 42
Seller..........................................................................  1
Seller Marks.................................................................... 11
Seller Representatives.......................................................... 52
Seller Required Governmental Approval........................................... 22
Sellers.........................................................................  1
Sellers' Taxes..................................................................  7
Shared Assets...................................................................  9
Shared Contracts................................................................ 10
Surviving Permitted Encumbrances................................................ 74
Tax............................................................................. 74
Tax Refund...................................................................... 74
Tax Returns..................................................................... 74
Taxes........................................................................... 74
Termination Date................................................................ 57
Third Party..................................................................... 74
Third Party Payor Programs...................................................... 24
Title Commitments............................................................... 17
Title Insurer................................................................... 17
Transaction Agreements.......................................................... 75
Transaction Broker.............................................................. 32
Transfer Taxes..................................................................  6
Transferred Employees........................................................... 49
Transitional Services........................................................... 11
WARN............................................................................ 75

            ASSET PURCHASE AGREEMENT, dated as of September 3, 2004 (this "AGREEMENT"), by and among FORTRESS NBA ACQUISITION, LLC, a Delaware limited liability company (the "PURCHASER"), FORTRESS INVESTMENT FUND II LLC, a Delaware limited liability company (for the purpose of Section 11.17 only) (the "GUARANTOR"), THE NATIONAL BENEVOLENT ASSOCIATION OF THE CHRISTIAN CHURCH (DISCIPLES OF CHRIST), a Missouri not-for-profit corporation (the "COMPANY") and each of its affiliated companies listed on Schedule I attached hereto (individually a "COMPANY SUBSIDIARY" and, together with the Company, each a "SELLER" and, collectively, the "SELLERS").

            WHEREAS, certain of the Sellers and certain other affiliated companies of the Sellers have filed voluntary petitions (the "PETITIONS") on February 16, 2004 (the "PETITION DATE") for relief commencing a case under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 - 1330, as amended (the "BANKRUPTCY CODE"), and the regulations promulgated thereunder (the "BANKRUPTCY RULES"), in the United States Bankruptcy Court for the Western District of Texas (jointly administered under Case No. 04-50948) (collectively, with respect to such Sellers and such affiliated companies and individually with respect to any such Seller or such other affiliated company, the "BANKRUPTCY CASES") and are conducting their business as debtors in possession in accordance with the Bankruptcy Code; and

            WHEREAS, among other things, the Sellers conduct the Business, using the Acquired Assets and subject to the Assumed Liabilities (as each such capitalized term is hereinafter defined); and

            WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, the Acquired Assets, and Purchaser is willing to assume the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth herein and in accordance with sections 105, 363, 365 and, insofar as applicable, 1146 of the Bankruptcy Code (the "CONTEMPLATED TRANSACTIONS"); and

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein (including the definitions of terms used herein contained in ARTICLE XII), the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF BUSINESS

            Section 1.01 Purchase and Sale of Business. Subject to SECTION 2.10, on the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the Company Subsidiaries shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from the Company Subsidiaries, all of the Company Subsidiaries' legal and beneficial right, title and interest in and to all of their respective properties, assets, contracts and rights as of the Closing Date (subject to the provisions of SECTION 5.01) used or held for use in the Business of whatever kind or nature, whether real or personal, tangible or intangible, wherever located, except for such assets, contracts and rights as are provided hereby to be expressly excluded from such sale and purchase (but subject to SECTION 1.05), subject to and together with the assumption by Purchaser of Liabilities of the Company Subsidiaries specifically provided for herein and (ii) the Company shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from the Company, all of the Company's legal and beneficial right, title and interest in and to the properties, assets, contracts and rights as of the Closing Date (subject to the provisions of SECTION 5.01) used or held for use in the Business and specifically included and described in clauses (a) through (n) below (except as expressly excluded hereunder and subject to SECTION 1.05), subject to and together with, in each case, the assumption by Purchaser of the Liabilities of the Company specifically provided for herein, in each case free and clear of all "claims" (as defined in the Bankruptcy Code), Liens, encumbrances and other interests therein (collectively, "ENCUMBRANCES") as provided in the Sale Order, other than Surviving Permitted Encumbrances and Liabilities to be assumed by Purchaser as specifically provided herein. The assets to be so acquired by Purchaser are hereinafter referred to collectively as the "ACQUIRED ASSETS" and the Liabilities to be so assumed by Purchaser are hereinafter referred to collectively as the "ASSUMED LIABILITIES". Without limiting the provisions of clause (i) or (ii) above, the Acquired Assets shall include all of Sellers' legal and beneficial right, title, and interest in and to the assets, properties, rights and claims described in clauses (a) through
(n) below (except as expressly excluded hereunder):

            (a) the Real Property Assets;

            (b) (i) subject to SECTION 1.05 and SECTION 1.06, all equipment, furniture, machinery, furnishings, appliances, tools, spare parts, supplies and other tangible personal property related to the Business (excluding, however, any artworks or other tangible personal property having religious or historic significance, but economically of insignificant value, which may be removed without damaging the Facilities) and owned by a Company Subsidiary, and (ii) subject to SECTIONS 1.06, all equipment, furniture, machinery, furnishings, appliances, tools, spare parts, supplies and other tangible personal property related to the Business, owned by the Company and specifically described on
SCHEDULE 1.01(b);

            (c) all inventory of the Business held at the Real Property Assets or any location controlled or used by the Sellers;

            (d) all Property Agreements;

            (e) the fixtures built on or attached to the Real Property Assets;

            (f) any agreements, permits, variances and approvals relating to the development of any of the Real Property Assets (to the extent transferable pursuant to Applicable Law);

            (g) all copies of marketing brochures and materials and other printed or written materials in any form or medium used in connection with the Business that Sellers are not required by law to retain and duplicates of any such materials that Sellers are required by law to retain;

            (h) all rights under all warranties, representations, and guarantees related to the Business made by suppliers, manufacturers, and contractors and applicable to an Acquired Asset or Assumed Liability (to the extent transferable pursuant to Applicable Law);

            (i) all Permits held by Sellers (or, to the extent any such Permits are not freely transferable by the holder of such Permits, all rights, title and interests of Sellers in such Permits to the full extent such right, title and interest may be transferred);

            (j) subject to SECTION 1.05 and SECTION 1.06, all books, records, files or papers (whether in hardcopy or computer format) related to the Business, including data processing records, employment and personnel records, engineering information, technical information, customer lists, drawings, designs, computer software, files and records, advertising and marketing data and records, designs, drawings, credit records, records relating to suppliers, and other data that Sellers are not required by law to retain and duplicates of any such materials that Sellers are required by law to retain, except any books, records, files or papers relating to any matter referred to in SECTIONS 1.02(l) OR 5.14; provided, however, that Sellers shall not be required to transfer to Purchaser any information (pursuant to this subparagraph or any of the other provisions of this Section) if Sellers are prohibited by Applicable Law from disclosing such information or if Sellers are subject to any non-disclosure or confidentiality agreement with respect to such information and Purchaser is not assuming such non-disclosure or confidentiality agreement pursuant to this Agreement;

            (k) subject to the exclusion of a Contract pursuant to SECTION 1.04(h), (i) all Contracts to which a Company Subsidiary is a party or any Acquired Assets held thereby is bound and (ii) all Contracts to which the Company is a party or any Acquired Assets held thereby is bound described in
SCHEDULE 1.01(k); provided, however, that (A) in the case of Contracts relating to the Business entered into by Sellers after the date of this Agreement in compliance with SECTION 5.01, Purchaser shall have been furnished with a true and complete copy of such Contracts, and, after a reasonable opportunity to review such Contracts (which, unless otherwise agreed by the parties shall be conclusively considered to be five (5) Business Days from Purchaser's receipt of a true and complete copy of such Contracts), has not elected by notice to the Sellers not to assume such Contracts and all the liabilities thereunder and (B) Purchaser shall not be required to assume contracts with respect to which access has not been provided to Purchaser in accordance with the last sentence of
SECTION 5.02 (the Contracts referred to in clauses (i) and (ii) above but subject to the proviso, collectively, the "ASSUMED CONTRACTS");

            (l) all credits, prepaid expenses, deferred charges, advance payments, security deposits, and prepaid items related to the Business;

            (m) subject to SECTIONS 1.02(l) AND 5.14, all rights, privileges, claims, demands, refunds, and indemnification agreements (but not any insurance policies) in favor of Sellers, and any indemnification and similar rights, offsets, recoupment rights, and other claims against Third Parties, in each case relating to any Acquired Asset or Assumed Liability (excluding any claims or actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under sections 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code relating to any Acquired Asset or Assumed Liability, other than claims or actions in respect of payments made on account of any Assumed Contracts or Property Agreements); and

            (n) with respect to the Real Property Asset in Indiana commonly known as Robin Run, the cash amount in the segregated account held by Seller, for which no adjustment shall be made to the Purchase Price, which as of July 31, 2004 totaled $5,476,065;

            (o) with respect to the Real Property Asset in Florida commonly known as Cypress Village, the cash amount in the segregated account held by an escrow agent or trustee pursuant to the terms of an escrow or trust agreement, for which no adjustment shall be made to the Purchase Price, which as of July 31, 2004 totaled $1,102,926;

            (p) subject to the penultimate sentence of SECTION 1.04, all security deposits under all Residency Agreements in Sellers' possession or control and all rights of Sellers under any such deposits not within Sellers' possession or control (including under any escrow arrangement) to the extent permitted by Applicable Law (and Sellers shall, within ten (10) Business Days of the date hereof, deliver a schedule of same to Purchaser);

            (q) subject to SECTION 1.07, all Intellectual Property reasonably agreed by the parties to be Acquired Assets; and

            (r) all other assets of any nature whatsoever owned, by any of the Company Subsidiaries and used in connection with the Business.

The Sellers shall assume in accordance with the Bankruptcy Code all the Residency Agreements for assignment to the Purchaser in accordance herewith and shall in such regard pay all Cure Amounts relating thereto, except where in accordance with SECTION 1.04(h) Purchaser shall assume or shall be responsible to reimburse the Sellers for any of such Cure Amounts and subject to the Sellers' or Purchaser's election to terminate this Agreement as provided in
SECTION 1.04(h) and SECTION 8.01(b)(ii). In addition, at the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser all entrance fees previously received by Sellers pursuant to the terms of any Residency Agreement, which entrance fees (or portions thereof) have been deposited by Sellers into segregated accounts for the benefit of the applicable residents and which are, as of the Closing Date, in the possession of the Sellers as required by the terms of the applicable Residency Agreement or otherwise by Applicable Law or which by their terms are fully refundable and due and payable as of, or will become due and payable as a result of an event which has already occurred prior to, the date of Closing.

            Section 1.02 Excluded Assets. The following assets, properties, and rights (the "EXCLUDED ASSETS") are not included in the Acquired Assets and shall be retained by Sellers:

            (a) subject to SECTION 1.01(n), SECTION 1.01(o), and SECTION 1.01(p) and the last sentence of SECTION 1.01, all cash, cash equivalents, accounts receivable and securities of any type or nature owned by the Sellers or any of their Affiliates and any rights of Sellers or any of their Affiliates under any credit agreement, letter of credit agreement or similar financial accomodation;

            (b) all membership interests of the Company in the Company Subsidiaries and all intercompany receivables owed by any Seller to any other Seller or any Affiliate thereof;

            (c) except as otherwise provided in SECTION 1.01(m), any claims, rights or causes of action arising under sections 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code;

            (d) Sellers' rights under this Agreement, any Transaction Agreements and any other agreements between Purchaser and Sellers relating to the transactions contemplated hereby, and any other rights, claims or causes of action (if any) of Sellers against Purchaser or any of its Affiliates ;

            (e) any claims (if any) against current or former directors, trustees, officers or other employees of, or agents, accountants or other advisors of or to, Sellers;

            (f) minute books, articles or certificates of incorporation, by-laws, limited liability company certificates or articles of formation, limited liability company operating agreements, all amendments thereto, stock and membership ledgers and stock certificates of Sellers;

            (g) Tax Refunds in respect of the Business that relate to any period, or portion of any period, ending on or prior to the Closing Date;

            (h) intellectual property other than the intellectual property described in SECTION 1.01(q);

            (i) any rights or claims of the Sellers relating to any assets other than Acquired Assets;

            (j) any assets excluded pursuant to the election contemplated by the penultimate sentence of SECTION 1.05(b);

            (k) the items referred to in the parenthetical contained in SECTION 1.01(b); and

            (l) any rights, claims, demands or causes of action, at law or in equity, or any remedies therefor, of any of the Sellers against Purchaser or Guarantor, or against any lender, creditor, issuer of any letter of credit, participating bank in any letter of credit, secured party under any security agreement or similar agreement, bondholder, trustee under any indenture relating to any bond, or against any Affiliate or any officer, director, employee, agent, representative or advisor of any of the foregoing, or against any other Person who acted or acts in concert with any of them, in respect of any act or omission in relation to any of the Sellers, whether or not any of the foregoing Persons held such status before, during or after the time of any act or omission in relation to any of the Sellers, or whether or not such right, claim, demand, or cause of action arose before or after the date hereof, or was or is asserted before or after the date hereof, including any right, claim, demand or cause of action with respect to a continuation of such activity after the date hereof and any damages sustained therefrom before or after the date hereof, and any books, records, files or papers relating to any of the foregoing..

            Section 1.03 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume and/or accept an assignment from Sellers of, and thereafter pay, perform, or discharge in accordance with their terms, each of the following obligations of
Sellers:

            (a) all Liabilities constituting a Surviving Permitted Encumbrance and all the obligations of a Seller under the Assumed Contracts or Property Agreements (other than in respect of any Cure Amounts) to the extent relating to any transaction or event occurring after the Closing (except as otherwise provided by SECTION 1.04(h)), and those Liabilities relating to the funds or rights to funds referred to in SECTIONS 1.01(l), (n), (o) and (p);

            (b) 50% of the taxes payable to any city, county, state or other Governmental Authority as a transfer, documentary stamp tax or similar tax payable with respect to the sale of real or personal property assets, including any sales taxes ("TRANSFER TAXES") (if any); and

            (c) any Cure Amounts which Purchaser has assumed in accordance with
SECTION 1.04(h).

            Section 1.04 Excluded Liabilities. Notwithstanding anything to the contrary contained herein, Purchaser shall not assume, or in any way be liable or responsible for, any Liabilities of Sellers or their Affiliates (including under any successor liability or similar theory) except for the Assumed Liabilities. Without limiting the generality of the foregoing, Purchaser shall not assume, and Sellers shall remain responsible for, the following (the "EXCLUDED LIABILITIES"):

            (a) all Liabilities for any administrative expenses or fees or expenses of professional persons (including any attorney, consultant or financial advisor) employed or retained by or on behalf of Sellers in connection with, resulting from or attributable to the Contemplated Transactions, the Bankruptcy Cases, or any transaction relating to an Excluded Asset;

            (b) subject to SECTION 1.04(h) regarding certain Cure Amounts and other than for Surviving Permitted Encumbrances referred to in Section 1.03(a), subject to the provisions of SECTION 2.04, all Liabilities which accrue with respect to, arise out of, or relate to, the Acquired Assets on or prior to the Closing Date, including any Liability of Sellers or any of their respective employees, directors, trustees, officers, affiliates, or agents arising out of, relating to, or caused by (whether directly or indirectly), Sellers' ownership, possession, operation, interest in, use or control of the Acquired Assets and any claims, litigation or actions against Sellers or their Affiliates, or with respect to the Business, relating to the period prior to the Closing;

            (c) except as provided in SECTION 1.03(b) relating to Transfer Taxes, any Liability for (i) Taxes of Sellers or any of their respective Affiliates or (ii) Taxes attributable to the Acquired Assets or the Business, in each case, relating to any period or any portion of any period ending on or prior to the Closing Date (for this purpose, ad valorem taxes shall be prorated as of the Closing Date) (the Taxes under clauses (i) and (ii), collectively, the "SELLERS' TAXES");

            (d) with respect to current or former employees, officers, directors, trustees and consultants of Sellers and their Affiliates, all Liabilities in respect of any compensation, benefit plan, pension or other post-employment benefit plan, unpaid vacation days, any agreement, arrangement, program, policy or understanding relating to such matters, their service to and tenure with Sellers and their Affiliates, and their benefits, including any employment, consulting, severance or other termination payments, liability in respect of WARN, change in control or similar agreements, workers' compensation liabilities or any other employment-related claim (including for actual, constructive or deemed termination, employment discrimination or wrongful discharge) or any right of indemnification;

            (e) all Liabilities which arise, whether before, on or after the Closing Date, out of, or in connection with, the Excluded Assets;

            (f) all Liabilities arising out of or in connection with any actual or potential indebtedness (including any letter of credit reimbursement obligation) of Sellers or any of their Affiliates;

            (g) all Liabilities arising from any litigation, investigation or other proceeding in respect of Sellers or any of their Affiliates or any officers, directors, trustees, employees, representatives or agents thereof or, to the extent relating to any transaction or event occurring on or prior to the Closing, in respect of the Acquired Assets;

            (h) all Cure Amounts; provided, however, that, (i) if and to the extent the aggregate Cure Amounts for all of the Assumed Contracts and all of the Commercial Leases exceed $4,250,000, the Sellers shall not be required to assume an Assumed Contract or Commercial Lease for assignment to the Purchaser pursuant hereto unless and except to the extent the Purchaser shall agree in writing by notice to the Sellers to pay any excess Cure Amount attributable to such Assumed Contract or Commercial Lease; it being understood and agreed that in such event the Purchaser may (A) select from among the Assumed Contracts and Commercial Leases which Assumed Contracts and Commercial Leases the Sellers shall be required to assume and assign to the Purchaser in accordance herewith up to such maximum amount, and the Sellers shall not be required to assume any Assumed Contracts or Commercial Leases to the extent that the aggregate Cure Amounts are in excess of such aggregate maximum amount and such additional amount as the Purchaser may agree to pay in respect of excess Cure Amounts in accordance herewith, or (B) choose not to proceed to Closing pursuant to SECTION 7.02(g) and SECTION 8.01(d)(iv) if, in the absence of Purchaser assuming such Assumed Contracts or Commercial Leases, there would be a Material Adverse Effect, (ii) Sellers' obligation to pay any Cure Amounts related to the Resident Litigation shall be limited as provided by the last paragraph of this SECTION
1.04 (after giving effect to SECTION 2.11), and (iii) if and to the extent the aggregate Cure Amounts for all of the Residency Agreements for matters other than the Resident Litigation are less than $1,000,000, such Cure Amounts shall be borne by Purchaser and, if such Cure Amounts exceed $1,000,000, then (X) the Sellers and/or Purchaser may elect to pay such excess Cure Amounts as provided by the last paragraph of this SECTION 1.04 or (Y) if neither the Sellers nor the Purchaser elects to pay all such excess Cure Amounts, the Sellers or Purchaser may elect to terminate this Agreement pursuant to SECTION 8.01(b)(ii);

            (i) all liabilities and obligations incurred by Sellers on or after the Closing Date other than any Assumed Liabilities; and

            (j) all liabilities of Sellers to their Affiliates.

      The Sellers shall as soon as practicable take such actions as are necessary under the Bankruptcy Code to obtain a determination by the Bankruptcy Court (finally or by estimation) of the aggregate Cure Amounts with respect to the Residency Agreements and shall keep the Purchaser reasonably informed in respect of the determination of such Cure Amounts. If upon such determination, the aggregate Cure Amounts with respect to the Residency Agreements, other than any portion of such Cure Amounts that is in respect of the Resident Litigation, exceed $1,000,000, the Sellers may elect by notice to the Purchaser to pay all such Cure Amounts in excess of $1,000,000. The Sellers may also elect to pay such Cure Amounts out of the Additional Amount as provided by SECTION 2.11 if the Additional Amount available is sufficient to pay all such Cure Amounts. If the Sellers have not theretofore made such election and thereby provided for payment of all such Cure Amounts, the Sellers shall give written notice thereof to the Purchaser not later than twenty Business Days before the Anticipated Closing Date and the Purchaser may elect by written notice to the Sellers, within 15 Business Days after receiving such notice from the Sellers (or, if earlier, the day prior to the Closing Date) to pay all such Cure Amounts in excess of $1,000,000. Alternatively, the Sellers and the Purchaser may agree to split responsibility for payment of all such Cure Amounts in excess of $1,000,000 in any way in which they, each in their absolute discretion, may agree upon in writing. If at any time after the close of business on the 15th Business Day following such notice by the Sellers (or, if earlier, the day prior to the Closing Date), the Sellers have not elected to pay all such Cure Amounts, the Purchaser has not elected to pay all such Cure Amounts and the Sellers and the Purchaser have not agreed in writing to split responsibility for payment of all such Cure Amounts, either the Sellers or the Purchaser may terminate this Agreement in accordance with SECTION 8.01(b)(ii). The Sellers may, but shall not be required to, pay any Cure Amounts with respect to the Residency Agreements that are in respect of the Resident Litigation; provided, however, that the Sellers may elect to pay such Cure Amounts out of the Additional Amount available to Sellers from the Purchaser as provided in SECTION 2.11(c). If the Sellers do not elect to pay any such Cure Amounts in excess of such amount available from the Purchaser, the Sellers shall give notice thereof to the Purchaser not later than twenty Business Days before the Anticipated Closing Date and the Purchaser may elect by notice to the Sellers, within 15 Business Days after receiving such notice from the Sellers (or, if earlier, the day prior to the Closing Date), to pay all such Cure Amounts. Alternatively, the Sellers and the Purchaser may agree to split responsibility for payment of all such excess Cure Amounts in any way in which they, each in their absolute discretion, may agree upon in writing. If at any time after the close of business on the 15th Business Day following such notice by the Sellers (or, if earlier, the day prior to the Closing Date), the Sellers have not elected to pay all such Cure Amounts, the Purchaser has not elected to pay all such Cure Amounts and the Sellers and the Purchaser have not agreed in writing to split responsibility for payment of all such Cure Amounts, either the Sellers or the Purchaser may terminate this Agreement in accordance with SECTION 8.01(b)(ii). Notwithstanding the responsibility of the Sellers and/or the Purchaser in accordance with this
SECTION 1.04 with respect to payment of a Cure Amount, in the case of any Cure Amount that has been estimated, the Sellers and/or the Purchasers shall not be required to make a payment to cure any defaults or otherwise effectuate, pursuant to the Bankruptcy Code, the assumption by a Seller or Sellers and assignment to and assumption by Purchaser of Assumed Contracts or Residency Agreements to be assigned to Purchaser in accordance herewith unless and until such Cure Amount is required by agreement or order of the Bankruptcy Court to be paid or reserved or deposited in escrow, in which case the party responsible shall be entitled to any excess of the amount reserved or escrowed over the amount ultimately determined to be payable for such purpose.

            Section 1.05 Shared Assets and Contracts.

            (a) The assets identified in SCHEDULE 1.05(a) (the "SHARED ASSETS") are used in the Business and are also used in the businesses of NBA and affiliated companies which are not being offered for sale by the Sellers (the "OTHER BUSINESSES"), which businesses are currently expected to be continued by the Sellers in reorganized form. Accordingly, the Shared Assets shall not be sold, assigned, transferred, conveyed or delivered to Purchaser at the Closing and no part of the Purchase Price shall be allocated to the Shared Assets. Instead of acquiring the Shared Assets at the Closing in consideration of the Purchase Price, from the Closing Date until the time provided below, the Shared Assets shall continue to be owned by the Sellers, and the Purchaser shall be entitled to use the Shared Assets in connection with the Business under such arrangements consistent with the terms hereinafter provided.

            (b) Subject to the last sentence of this SECTION 1.05(b), the Contracts identified in SCHEDULE 1.05(b) (the "SHARED CONTRACTS") relate to the conduct of the Business and also the conduct of the Other Businesses. The Shared Contracts shall not be assumed by Purchaser at the Closing and no part of the Purchase Price shall be allocated to the Shared Contracts. Instead of the Sellers assigning to the Purchaser and the Purchaser assuming the Shared Contracts at the Closing, from the Closing Date until the time provided below, the Shared Contracts shall continue to be the owned by and be the obligations and responsibility of the Sellers. For a period of up to three (3) months, the Purchaser shall have the option to require the Sellers to use their commercially reasonable efforts to cooperate with the Purchaser in establishing and maintaining any reasonable arrangement designed to provide the Purchaser with all of the benefits under such Shared Contract that the Purchaser requires to conduct the Business consistent with the ordinary course of the conduct of the Business before the date hereof for such period as Purchaser shall determine. Alternatively, the Purchaser and the Sellers may agree, at or after the Closing, to assign a Shared Contract to the Purchaser and to establish and maintain similar reasonable arrangements designed to provide the Sellers (or their assignees) with all the benefits under such Shared Contract that the Sellers (or their assignees) require for the reasonable conduct of their Other Businesses consistent with the ordinary course of the conduct of such Other Businesses before the date hereof.

            (c) The arrangements regarding Shared Assets or Shared Contracts referred to in the foregoing paragraphs of this SECTION 1.05 may include (i) contracts between a Seller and the Purchaser to provide to Purchaser the goods or services available to be provided by the Shared Assets, (ii) the lease, subcontracting, sublicensing or partial assignment to the Purchaser of any and all rights of the Sellers against the counterparty or counterparties under a Shared Contract and (iii) the enforcement by the Sellers for the benefit (and at the cost) of the Purchaser of any rights under a Shared Contract pertinent to the Business. In any such reasonable arrangement, the Purchaser shall be required to reimburse the Sellers for the direct or indirect cost incurred by the Sellers in providing the benefit to the Purchaser of the goods or services available to be provided by the Shared Assets or Sellers' incurrence after the Closing Date of Liabilities under the Shared Contracts. Such arrangements shall continue (i) in the case of a Shared Contract until such time as the Shared Contract expires in accordance with its terms (without giving effect to any extensions thereto at the option of the Sellers or such earlier time as the Purchaser elects to terminate upon reasonable notice and (ii) in the case of

Shared Assets for a period not longer than six (6) months after the Closing (unless the parties shall otherwise agree). Such arrangements shall otherwise be of such manner and on such terms and conditions of a shared services agreement as are reasonably acceptable to the Sellers and the Purchaser to be negotiated in good faith by the Sellers and the Purchaser prior to the Closing and approved by the Bankruptcy Court as may be required pursuant to the Bankruptcy Code. The provisions of this SECTION 1.05 shall survive the Closing to the extent contemplated herein.

            Section 1.06 Transitional Services. With respect to the transitional services identified in SCHEDULE 1.06 (the "TRANSITIONAL SERVICES"), from and after the Closing Date for a period of up to six (6) months, and without limiting the parties' obligations pursuant to SECTION 6.02, (i) at the option of the Purchaser, the Sellers shall provide, or procure the provision of, the Transitional Services to the Purchaser using administrative facilities and capacities (including personnel) retained by the Sellers or sold to another party other than the Purchaser after the Closing, and (ii) at the option of the Sellers, the Purchaser shall provide or procure the provision of Transitional Services to the Sellers using administrative facilities and capacities (including personnel) acquired by the Purchaser in the Contemplated Transactions (or, at Purchaser's election, otherwise available to it), in each case on a basis consistent with the Sellers' historical cost of providing such Transitional Services and otherwise on terms and conditions of a transitional services agreement reasonably acceptable to the Sellers and the Purchaser to be negotiated in good faith by the Sellers and the Purchaser prior to the Closing and approved by the Bankruptcy Court as may be required pursuant to the Bankruptcy Code. The provisions of this SECTION 1.06 shall survive the Closing to the extent contemplated herein.

            Section 1.07 Use of Name. Purchaser agrees that it shall (i) as soon as practicable after the Closing Date and in any event within 90 days following the Closing Date, cease to make any use of the name "National Benevolent Association" or any abbreviation or derivation thereof or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively the "SELLER MARKS"), and any Internet domain rights associated therewith and (ii) immediately after the Closing, cease to hold itself out as having any affiliation with Sellers or any of their Affiliates. In furtherance thereof, as promptly as practicable but in no event later than 90 days following the Closing Date, Purchaser shall remove, strike over or otherwise obliterate all Seller Marks from all materials including any vehicles, business cards, schedules, stationary, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials used by it in the conduct of the Business (nor shall it be entitled to use the Seller Marks in any other respect).

                                   ARTICLE II

                                   THE CLOSING

            Section 2.01 Closing. The closing of the Contemplated Transactions (the "CLOSING") shall take place at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP (or the offices of Purchaser's lender, in New York City, at Purchaser's election) at 10:00 a.m. on the second Business Day after the conditions set forth in ARTICLE VII (other than those required to be performed at the Closing but subject to the satisfaction of such conditions) shall have been satisfied or waived or at such other time, date and place as shall be fixed by agreement among Purchaser and Sellers (the date of the Closing being herein referred to as the "CLOSING DATE"). The Sellers shall give notice to the Purchaser of the anticipated Closing Date (the "ANTICIPATED CLOSING DATE") not less than 25 Business Days in advance of the date it in good faith expects all the conditions set forth in ARTICLE VII (other than those required to be performed at the Closing but subject to the satisfaction of such conditions) to be satisfied.

            Section 2.02 Purchase Price Deposit. Within two Business Days following the filing by Sellers of the Bidding Procedures Motion with the Bankruptcy Court, pursuant to the terms of the Escrow Agreement, Purchaser shall immediately deposit with the Escrow Agent the sum of $21,000,000 by wire transfer of immediately available funds (the "GOOD FAITH DEPOSIT"), to be released by the Escrow Agent and delivered to either Purchaser or Sellers, in accordance with the provisions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Good Faith Deposit (together with all accrued investment income thereon) shall be distributed as follows:

            (a) if the Closing shall occur, the Good Faith Deposit and all accrued investment income thereon shall be applied towards the Purchase Price payable by Purchaser to Sellers under SECTION 2.03 at the Closing;

            (b) if this Agreement is terminated by Sellers pursuant to SECTION 8.01(e)(i), the Good Faith Deposit, together with all accrued investment income thereon, shall be delivered to Sellers promptly following such termination; or

            (c) if this Agreement is terminated pursuant to ARTICLE VIII for any reason other than by Sellers pursuant to SECTION 8.01(e)(i), the Good Faith Deposit, together with all accrued investment income thereon, shall in each case be returned to Purchaser promptly following such termination.

            Section 2.03 Purchase Price. Subject to SECTION 2.10 and SECTION 5.09, the aggregate purchase price payable by Purchaser to Sellers shall be $210,000,000 (the "PURCHASE PRICE"), as further increased or decreased in accordance with SECTION 2.04 (the "CLOSING ADJUSTMENTS"). The Purchase Price, as adjusted by the Closing Adjustments, is hereinafter referred to as the "FINAL PURCHASE Price." Prior to Closing, Purchaser shall designate in writing to Sellers its allocation of the Purchase Price for the

Real Property Assets, personal property and goodwill with respect to each Facility for which an allocation has not been made pursuant to SECTION 2.10 (and for the Facilities identified in SECTION 2.10, an allocation for personal property and goodwill at such Facilities), which allocation shall be binding on Purchaser and Sellers.

            Section 2.04 Adjustments and Apportionments. (a) Sellers and Purchaser acknowledge and agree that, as of the Closing Date, certain costs and expenses relating to the Real Property Assets owned or leased by the Company or a Company Subsidiary, including real estate Taxes (if any), water meter and water charges, sewer rents, fuel and other utility expenses, rent payable under the Cypress Village Ground Lease (all such costs and expenses, collectively, "REAL PROPERTY EXPENSES"), (x) may have accrued during the period prior to the Closing Date (the "PRE-CLOSING PERIOD") but will not be due and payable by the Company or a Company Subsidiary until after the Closing Date (such accrued expenses, if any, that are unpaid as of the Closing Date being hereinafter referred to as "ACCRUED EXPENSES") or (y) will not accrue until the period on or after the Closing Date (the "POST-CLOSING PERIOD") but have been paid by the Company or a Company Subsidiary during the Pre-Closing Period (such unaccrued expenses, if any, that have been prepaid as the Closing Date being hereinafter referred to as "PREPAID EXPENSES"). The expenses described in this SECTION 2.04(a) shall be pro rated as of 12:01 a.m. (New York time) on the Closing Date and apportioned (on the basis of a 365-day year) to (i) Sellers with respect to the Pre-Closing Period and (ii) Purchaser with respect to the Post-Closing Period, provided that rents under the Property Agreements shall be prorated as of 12:01 a.m. (New York time) on the Closing Date and apportioned (on the basis of a 365-day year) as follows:

                  (i) Rents for the month in which the Closing occurs (to the extent already paid) shall be apportioned to Sellers with respect to the Pre-Closing Period and to Purchaser with respect to the Post-Closing Period.

                  (ii) If any tenant under any Property Agreement is in arrears in the payment of Rent on the Closing Date, Rents received from such tenant after the Closing shall be applied in the following order of priority: (A) first, to the month in which the Closing occurs; (B) second, to any month or months following the month in which the Closing occurred; and (C) third, after the applicable lease is brought current for the period from and after the Closing Date, to any Rents which were delinquent at Closing. If Rents or any portion thereof received by Sellers or Purchaser after the Closing (including rent arrearages) are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing. Purchaser shall use its commercially reasonable efforts (without the obligation to commence any litigation or eviction proceedings or engage a collection agency) to collect any rents which were delinquent at Closing and promptly pay them over to the Sellers upon receipt to the extent allocable to a Pre-Closing Period in accordance with this SECTION 2.04(a).

                  (iii) If any additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Sellers, Sellers' proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, in accordance with SECTION 2.04(a)(i) hereof, which obligation shall survive the Closing. If any additional Rents are collected by Sellers or for the benefit of Sellers which are attributable in whole or part to any period on or after the Closing Date, then Sellers shall promptly pay to Purchaser, Purchaser's proportionate share thereof.

            (b) Not later than ten (10) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Purchaser a written statement setting forth, as of the anticipated Closing Date, a reasonably detailed good faith calculation of the apportionments contemplated by SECTION 2.04(a) for each of the Real Property Assets. Purchaser shall have the right to review such written statement and shall notify Sellers of any objection thereto within three (3) Business Days after the receipt thereof. Sellers and Purchaser shall negotiate in good faith to attempt to resolve any such objection made by Purchaser, provided that if such parties are unable to agree upon a reasonably detailed calculation of such apportionments at least five (5) Business Days prior to the Closing Date, such dispute shall be resolved by the Mediator. If Purchaser does not notify Sellers of any such objection within such three (3) Business Day period, Purchaser shall be deemed to have agreed with the apportionments specified in Sellers' written statement. If, after the Closing, a manifest error or omission in the calculation of the apportionments set forth above is found by one of the parties, such manifest error or omission shall be promptly corrected and the party receiving the over-payment shall pay the amount of the over-payment to the party entitled thereto. The foregoing obligation to correct apportionments shall survive the Closing for a period of ninety (90) days.

            (c) The Purchase Price shall be (i) reduced by the excess, if any, of the aggregate amount of Accrued Expenses and rent previously paid to any Seller which is attributable to a Post-Closing Period over the aggregate amount of Prepaid Expenses, (ii) increased by the excess, if any, of the aggregate amount of Prepaid Expenses over the aggregate amount of Accrued Expenses and rent previously paid to any Seller which is attributable to a Post-Closing Period.

            (d) Additionally, it is agreed that the Purchase Price was agreed upon between Sellers and Purchaser on the assumption that the Facilities and those capital improvements with respect to the Equity Homes for which the Sellers are responsible are not, in the aggregate, in need of deferred maintenance expenditures and deferred capital expenditures, in excess of $10,000,000. If prior to Closing the Property Condition Reports indicate that the anticipated cost of deferred maintenance and deferred capital expenditures with respect to the Facilities and those capital improvements with respect to the Equity Homes for which the Sellers are responsible, as reflected in such reports (all of such costs relating to the period prior to the date of the Property Condition Reports, collectively, "DEFERRED CAPITAL EXPENDITURES"), exceed $10,000,000, in the aggregate, then the Purchase Price shall be decreased by the positive excess, if any, of (x) aggregate

Deferred Capital Expenditures over (y) $10,000,000; provided, however, if the Deferred Capital Expenditures exceed $15,000,000, then Sellers have the right to terminate this Agreement pursuant to SECTION 8.01(e)(iv).

            Section 2.05 Transactions to be Effected; Closing and Other Deliveries. At the Closing, upon the terms and subject to the conditions set forth in this Agreement:

            (a) Purchaser shall pay to Sellers a net amount (the "CLOSING AMOUNT") equal to the Final Purchase Price by wire transfer of immediately available funds to an account designated in writing by Sellers at least three
(3) Business Days prior to the Closing Date;

            (b) Sellers shall deliver to Purchaser certified copies of all orders of the Bankruptcy Court pertaining to the Contemplated Transaction, including the Sale Order;

            (c) Each of Purchaser and the applicable Sellers shall execute and deliver to each other:

                  (i) an assignment and assumption of commercial leases (the "ASSIGNMENT AND ASSUMPTION OF COMMERCIAL LEASES"), in a form reasonably acceptable to Sellers and Purchaser, duly executed by the applicable Sellers, so as to assign to Purchaser from and after the Closing Date all of said Seller's right, title and interest as lessor under the Property Agreements (including any guaranties or other documents relating thereto) that are in effect as of the Closing Date;

                  (ii) unless the Leased Real Property is to be purchased by the Purchaser from the Cypress Village Ground Lessor and the Cypress Village Ground Lease is to be terminated as contemplated by SECTION 7.02(c)(i), an assignment and assumption of Cypress Village Ground Lease in a form to be reasonably agreed upon by the Sellers and the Purchaser, duly executed by the applicable Sellers, so as to assign to Purchaser from and after the Closing Date all of said Seller's right, title and interest as lessee under the Cypress Village Ground Lease;

                  (iii) appropriate instruments of assignment and assumption of the Residency Agreements and Assumed Contracts, each in form and substance reasonably acceptable to the Sellers and the Purchaser, duly executed by the applicable Seller, so as to assign to Purchaser from and after the Closing Date all of such Seller's right, title and interest in and to such Residency Agreements and Assumed Contracts; provided, however, that such assignment shall not prejudice, impair or restrict Sellers' ability to assert any defenses, counterclaims or objections the Sellers may have with respect to any Assumed Contracts or Residency Agreements;

                  (iv) applicable Transfer Tax returns; and

                  (v) such other documents and instruments as may reasonably be required by the Sellers in order to consummate the transactions contemplated by this Agreement and to otherwise effect the agreements of the parties pursuant to this Agreement.

            (d) Sellers and Purchaser shall jointly prepare and deliver a final closing statement (the "CLOSING STATEMENT") setting forth the Final Purchase Price and the Closing Amount, and including a reasonably detailed calculation of each of (i) the components of the Purchase Price and (ii) the Closing Adjustments, if any, all as determined in accordance with the applicable provisions of this Agreement.

            (e) Sellers shall deliver, or shall cause to be delivered, to Purchaser each of the following:

                  (i) a bargain and sale deed with covenants against grantor's acts in form and substance reasonably satisfactory to Purchaser's counsel with respect to each Owned Real Property so as to convey to Purchaser all of the applicable Seller's right, title and interest in and to the Owned Real Property, subject only to the Surviving Permitted Encumbrances;

                  (ii) customary title affidavits required by a title company in order to issue any new title policy, each executed by the applicable Sellers and in form and substance acceptable to the applicable title company;

                  (iii) an affidavit, in accordance with the Foreign Investment in Real Property Tax Act, confirming that Seller is a "United States Person" within the meaning of Section 1445 of the Code;

                  (iv) copies of any necessary transfer notices, together with evidence of their delivery to, and acceptance by, the applicable Governmental and quasi-Governmental Authorities, if applicable;

                  (v) notices executed by the applicable Sellers and addressed to the counterparties under the Property Agreements in effect on the Closing Date, informing such counterparties of the sale of the applicable Facility to Purchaser, of the name and notice address of the Purchaser as successor to Seller under the Property Agreements and directing such counterparties to make all payments thereafter coming due under the Property Agreements to Purchaser or as Purchaser may otherwise direct; and

                  (vi) such other documents and instruments as may reasonably be required by Purchaser or the applicable title company in order to consummate the transactions contemplated by this Agreement and to otherwise effect the agreements of the parties pursuant to this Agreement.

            (f) In addition to the foregoing, at or prior to the Closing, (i) Sellers will deliver to Purchaser the certificate referred to in SECTION 7.02(a) and SECTION 7.02(b), and (ii) Purchaser will deliver to Sellers the certificate referred to in SECTION 7.03(a) and SECTION 7.03(b).

            (g) At Purchaser's election, Purchaser may take title to each Facility (subject to any Surviving Permitted Encumbrances) through a separate limited liability company, limited partnership or corporation, upon Purchaser's written notice to Sellers, delivered at least five (5) Business Days prior to the Closing; provided, however, that such action shall not relieve Purchaser of any of its obligations hereunder (including in respect of any Assumed Liability related to the Facility).

            Section 2.06 Payments and Computations. All payments to be made by either party under this Agreement will be paid by wire transfer of immediately available funds to the account or accounts designated by the party receiving such payment. All computations of interest with respect to any amounts due from or to either party pursuant to this Agreement will be made on the basis of a year of 365 days, in each case for the actual number of days (excluding the first day, but including the last day) occurring in the period for which such interest is payable.

            Section 2.07 Title Commitments; New Surveys; Engineering Reports; Environmental Reports.

            (a) The Sellers shall obtain from a title insurer selected by Sellers and reasonably acceptable to the Purchaser (the "TITLE INSURER") and furnish or make available to Purchaser one or more preliminary title reports or commitments (together with any updates, amendments, endorsements and modifications thereto, the "TITLE COMMITMENTS") to issue one or more owner's title insurance policies insuring Purchaser's title to the Owned Real Property and its leasehold interest in the Leased Real Property (assuming that the Cypress Village Ground Lease is to be assigned to the Purchaser in accordance with the terms of this Agreement) in an aggregate amount equal to the Purchase Price, subject only to the Permitted Encumbrances and other Liens not constituting objections to title in accordance herewith. Within ten (10) days following Purchaser's receipt of both a Title Commitment and a corresponding New Survey with respect to the property to be insured under such Title Commitment, Purchaser shall notify Sellers in writing as to whether it believes that any conditions of title or survey matters reflected on such Title Commitment and New Survey, respectively, if unmodified or uncured, would result in a breach of the representations and warranties contained in SECTION 3.04 (the "PRELIMINARY TITLE OBJECTIONS"). Sellers shall have the right, but not the obligation, to cure or cause to be cured on or prior to Closing any Preliminary Title Objections which, if uncured, would entitle the Purchaser to terminate the Agreement pursuant to
SECTION 8.01(d)(iii) as a result of a breach of the representations and warranties contained in SECTION 3.04 (the "MATERIAL TITLE OBJECTIONS"), in which case the Closing shall proceed in accordance with the terms of this Agreement. If Sellers fail to cure any Material Title Objection on or prior to the Closing Date, Purchaser shall have the right to terminate this Agreement in accordance with the terms of SECTION 8.01(d)(iii) as a result of the Material Title Objections. The cost of any title policies (and any endorsements thereto) issued pursuant to the Title Commitments shall be paid by the Purchaser. The cost of any title searches and other expenses of the Title Insurer (other than policy premiums and fees for any endorsements to such policies) shall be paid by the Sellers. Purchaser acknowledges and agrees that Sellers may furnish copies of the Title Commitments to other potential bidders for the Real Property Assets and to any other Person in Sellers' sole and absolute discretion.

            (b) Sellers shall furnish to the Purchaser New Surveys with respect to the Owned Real Property and the Leased Real Property (assuming that the Cypress Village Ground Lease is to be assigned to the Purchaser in accordance with the terms of this Agreement). Purchaser shall have the right to object to any matters reflected on the New Surveys in accordance with SECTION 2.07(a). The cost of the New Surveys shall be paid by the Sellers. Purchaser acknowledges and agrees that Sellers may furnish copies of the New Surveys to other potential bidders for the Real Property Assets and to any other Person in Sellers' sole and absolute discretion.

            (c) Sellers shall obtain and make available to the Purchaser copies of commercially standard engineering and property condition reports prepared by a nationally recognized provider of such reports (the "PROPERTY CONDITION REPORTS") and Phase I environmental and mold assessment reports (the "ENVIRONMENTAL REPORTS") with respect to the Owned Real Property and the Leased Real Property (assuming that the Cypress Village Ground Lease is to be assigned to the Purchaser in accordance with the terms of this Agreement). In addition, Sellers shall obtain Property Condition Reports assessing the condition of any capital improvements to the Equity Homes (based upon a representative sample thereof) for which the Sellers are responsible pursuant to the Equity Homes Servicing Agreements (the "EQUITY HOME ENGINEERING REPORT"). Purchaser shall have the ability to consult with the preparers of the Property Condition Reports and to comment on the substance of such reports. The cost of the Property Condition Reports, the Equity Home Engineering Report and the Environmental Reports shall be paid by the Sellers. Purchaser acknowledges and agrees that Sellers may furnish copies of the Property Condition Reports, the Equity Home Engineering Report and the Environmental Reports to other potential bidders for the Real Property Assets and to any other Person in Sellers' sole and absolute discretion.

            Section 2.08 Intentionally Omitted.

            Section 2.09 No Other Representations. No representation, warranty or covenant made by Sellers in this Agreement or any document delivered pursuant to this Agreement shall survive the Closing except as expressly provided in this Agreement. Purchaser has not relied upon, and Sellers are not liable or bound in any manner by, any verbal or written statements, representations, real estate brokers' "set-ups" or information pertaining to the Real Property Assets furnished by any real estate broker, agent, employee, servant to other Persons unless the same are expressly set forth in this Agreement.

            Section 2.10 Partial Closing. SCHEDULE 2.10 sets forth a list of three Facilities (the "DESIGNATED FACILITIES") and the portion of the purchase price allocable with respect to each such Facility (the "DESIGNATED FACILITY RELEASE PRICE") and also sets forth the purchase price allocable to Lenoir Retirement Community and California Christian Home (which Facilities, coupled with the Designated Facilities are hereinafter referred to as, the "NON-ESSENTIAL FACILITIES"). Sellers shall have the right at any time prior to the date which is thirty (30) days following the selection of the Successful Bid to exclude from this Agreement one or more of the Designated Facilities and not sell such Facilities to Purchaser, which thereupon shall not constitute an Acquired Asset and shall not be transferred to the Purchaser hereunder and the Purchase Price shall be reduced by the applicable Designated Facility Release Price (and the Liabilities relating thereto shall constitute Excluded Liabilities). In the event (i) all regulatory approvals contemplated hereby with respect to the Facilities other than one or more of the Non-Essential Facilities have been obtained (and all other conditions to the Contemplated Transactions contemplated hereby with respect to such Facilities have been satisfied or waived) and (ii) all regulatory approvals contemplated hereby with respect to one or more of the Non-Essential Facilities have not been obtained, Sellers shall have the right to promptly consummate the Contemplated Transactions with respect to the Facilities other than such Non-Essential Facilities, subject to an appropriate reduction in the Purchase Price based on the portion of the Purchase Price allocable to such Non-Essential Facilities and Sellers' right (for so long as this Agreement shall not have been terminated in accordance with the terms hereof) to consummate the Contemplated Transactions with respect such Non-Essential Facilities upon receipt such regulatory approvals (and satisfaction or waiver of all other applicable conditions).

            Section 2.11 Certain Purchaser Agreements.

            (a) The Purchaser agrees, subject to the terms of this SECTION 2.11, to (i) expend not less than $10,000,000 plus the cost of the Equity Home Engineering Report (to a maximum of $500,000) (the "REFURBISHMENT AMOUNT"), on an aggregate basis, for capital expenditures at the Real Property Assets and the Equity Homes, which work shall be commenced during the twelve (12) month period following the Closing and (ii) not increase the base rent and monthly service fees payable by the current occupants of the independent living units at the Facilities for one year following the Closing (the "RENT FREEZE"), provided, if the average occupancy rate of any Facility is less than 98% of the occupancy rate thereof as of the date hereof, then such Facility's Rent Freeze shall no longer be applicable.

            (b) The Refurbishment Amount may be used to perform the Deferred Capital Expenditures and the remainder, if any (the "ADDITIONAL AMOUNT"), of the Refurbishment Amount shall, subject to Section 2.11(c), be used by Purchaser to perform additional capital expenditures at the Facilities, it being understood that Purchaser may use the Additional Amount to perform any capital expenditures at the Facilities as it sees fit and shall not be required to apply such sums to the Deferred Capital Expenditures and will endeavor to consult with the residents at the Facilities as to the type of capital expenditures the Additional Amount shall be used for, provided the Additional Amount shall be reduced to the extent provided in SECTION 2.11(c).

            (c) If necessary, at Sellers' discretion, Sellers shall (in their discretion, in connection with the filing of a plan of reorganization or otherwise), in a timely manner, file appropriate pleadings with the Bankruptcy Court seeking a determination (the "ESTIMATION HEARING") of the potential liability, if any, of the Sellers in respect of the Resident Litigation and the assumption and assignment of the Residency Agreements (to the extent the amount of such liability as estimated by the Bankruptcy Court relates to Resident Litigation and Deferred Capital Expenditures, the "RESIDENT DISPUTE AMOUNT"). At the request of Sellers, the Purchaser shall deposit, at Closing, in an appropriate escrow, the lesser of (x) the Resident Dispute Amount pursuant to the terms of the Estimation Hearing and (y) the Additional Amount (such escrowed amount the "RESIDENT ESCROW"). The Resident Escrow shall remain in escrow until the earlier of (i) the time when Sellers and the residents agree in writing to a resolution (the "RESIDENT DISPUTE RESOLUTION") of the Resident Litigation and the assumption and assignment of the Residency Agreements for an amount (such amount the "RESOLUTION AMOUNT") or (ii) entry of a final decision (the "FINAL DECISION") of a court of an appropriate jurisdiction as to the damages amount (the damages amount or the Resolution Amount shall be the "FINAL AMOUNT"). Provided the Final Amount is equal to or greater than the Resident Escrow then the Resident Escrow shall be disbursed in accordance with the Resident Dispute Resolution or Final Decision. If the Final Amount is less than the Resident Escrow the Final Amount shall be disbursed in accordance with the Resident Dispute Resolution or Final Decision and the remainder of the Resident Escrow shall be released to Purchaser. In the event the Resident Escrow is equal to or greater than $1,000,000, then Purchaser shall no longer provide the Rent Freeze at any Facility. Notwithstanding the foregoing, if at any time prior to the Estimation Hearing there is a Resident Dispute Resolution, then Purchaser shall deposit, at Closing, in an appropriate escrow, the lesser of the Resolution Amount or the Additional Amount, to be disbursed following Closing in accordance with the terms of Resident Dispute Resolution. Subject to the last paragraph of
SECTION 1.04, it shall be a condition of any Resident Dispute Resolution or Final Decision in which funds of Purchaser are otherwise used to pay a portion of the Final Amount that Sellers agree to pay any portion of the awards used to settle the Resident Litigation, not otherwise paid by Purchaser under this
SECTION 2.11. Any procedure for the deposit, escrow or disbursement of funds of Sellers under this SECTION 2.11 shall be subject to the prior written approval of Purchaser, such approval not to be unreasonably withheld, conditioned or delayed.

            (d) Purchaser shall apply all entrance fees and security deposits and rights with respect thereto it receives pursuant to SECTIONS 1.01(l), (n),
(o) and (p) to satisfy the obligations in respect of which such funds were segregated.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers hereby represent and warrant to Purchaser that the statements contained in this ARTICLE III (subject to the disclosures contained in the Schedules delivered simultaneously with the execution hereof) are true and correct as of the date hereof, and will be true and correct as of the Closing Date as though made on the Closing Date.

            Section 3.01 Incorporation, Qualification and Authority of Seller.
(a) The Company is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Missouri and each Company Subsidiary is a not-for-profit corporation duly formed, validly existing and in good standing under the law of the State identified on SCHEDULE I. Each Seller has all requisite power and authority to operate its business as now conducted and is duly qualified to do business, and is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to so qualify or be in good standing that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. Subject to the approval of the Bankruptcy Court and the actions of the Attorneys General of the states identified on SCHEDULE I, each Seller has all requisite power to enter into, and to consummate the transactions contemplated by, and to carry out its obligations under, each of the Transaction Agreements to which such Seller is or will be a party. The execution and delivery by each Seller of each of the Transaction Agreements to which such Seller is or will be a party, and the consummation by each Seller of the transactions contemplated by, and the performance by each Seller of its obligations under, each of such Transaction Agreements have been duly authorized by all requisite corporate action on the part of each Seller and its members. This Agreement has been, and at the Closing, each of the other Transaction Agreements to which each Seller is then a party will be, duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery thereof by Purchaser) this Agreement constitutes, and as of the Closing each of the other Transaction Agreements to which such Seller is then a party will constitute, the legal, valid and binding obligations of such Seller enforceable against it in accordance with their respective terms.

            Section 3.02 No Conflict. Provided that any order relating to this Agreement and the transactions contemplated hereby required under the Bankruptcy Code (as hereinafter more specifically described) has been entered and is in effect and provided that all consents, approvals, authorizations and other actions described in SCHEDULE 3.03 have been obtained or taken, then, except as otherwise provided in this ARTICLE III and except as may relate to any actions taken or required to be taken by Purchaser or its Affiliates (as opposed to any other third party), the execution, delivery and performance by Sellers of, and the consummation by Sellers of the transactions contemplated by, this Agreement and the other Transaction Agreements to which any Seller is or will be a party, do not and will not (a) violate or conflict with the organizational documents of such Seller, (b) conflict with or violate any Law or other Order applicable to each Seller or by which any of them or any of their respective properties or assets is bound or affected, or (c) result in any breach of or loss of any contractual benefit under, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the Acquired Assets pursuant to, or the payment of any penalty or liquidated damages under, any note, bond, loan or credit agreement, mortgage, indenture, contract, agreement, lease, license, franchise or other material instrument to which Sellers are a party or by which any of them or any of their respective properties or assets is bound or affected, except, in the case of clause (c), any such conflicts, violations, breaches, loss of contractual benefits, defaults, rights or Liens, failure to obtain consents or approvals, or payments that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect.

            Section 3.03 Consents and Approvals. Except as may relate to any actions taken or required to be taken by Purchaser or its Affiliates (as opposed to any other third party), the execution and delivery by Sellers of this Agreement do not, and the execution and delivery by Sellers of the other Transaction Agreements to which Sellers are or will be a party do not or will not, and the performance by Sellers of, and the consummation by Sellers of the transactions contemplated by, this Agreement and the other Transaction Agreements to which Sellers are or will be a party will not, require any consent, approval, license, permit, authorization, registration, or filing with or notification to any Governmental Authority ("GOVERNMENTAL APPROVALS") except
(i) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court; (ii) the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the expiration or earlier termination of the applicable waiting period thereunder; (iii) the consents listed on SCHEDULE 3.03 (each of the matters referred to in the foregoing clauses (i), (ii) and (iii), collectively, a "SELLER REQUIRED GOVERNMENTAL APPROVAL"); and (iv) where the failure to obtain or make any or all of which could not reasonably be expected to prevent or materially delay the consummation by Sellers of the transactions contemplated by, or the performance by Sellers of any of their obligations under, any of the Transaction Agreements to which Sellers are or will be a party or to have a Material Adverse Effect.

            Section 3.04 Real Property Assets.

            (a) SCHEDULE 3.04(a) is a true and complete list identifying the Owned Real Property and which of the Sellers is the owner thereof. Sellers have made available to Purchaser with respect to each Owned Real Property the legal address thereof and a general description thereof, a general description of the improvements thereto and the uses being made thereof in the Business. Except as set forth in SCHEDULE 3.04(a), the Seller listed on SCHEDULE 3.04(a) owns good and marketable title in fee simple absolute to the Owned Real Property identified on such Schedule and to all buildings, structures and other improvements located thereon (collectively, together with the Company's right, title and interest in and to the Leased Real Property and the buildings, structures and other improvements located thereon, the "FACILITIES"), in each case subject only to the Permitted Encumbrances. Except as set forth on SCHEDULE 3.04(a), the Sellers have complied in all material respects with all encumbrances, agreements and other obligations which may be binding upon any of the Owned Real Properties or to which any Owned Real Property may be subject, and none of Sellers is in breach or default under, or in violation of or noncompliance with, in any material respect, any such encumbrances, agreements or obligations and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a breach, default, violation or noncompliance. All public utilities, including water, sewer, gas, electric, telephone and drainage facilities, give adequate service to the Facilities, and each of the Facilities has access to and from publicly dedicated streets, the responsibility for maintenance of which has been accepted by the appropriate Governmental Authority. Complete and correct copies of any surveys in any of the Sellers' possession and any policies of title insurance currently in force and in the possession of any of Sellers with respect to each such parcel have heretofore been or shall promptly be made available to Purchaser. Subject to SECTION 9.02 and except as set forth in SCHEDULE 3.04(a), neither the whole nor any part of any Owned Real Property is subject to any pending suit for condemnation or other taking by any public authority, and, to the Knowledge of Sellers, no such condemnation or other taking is threatened or contemplated. Subject to SECTION 9.01, neither the whole nor any material part (as defined in SECTION 9.01) of any Owned Real Property used, owned or occupied by any of Sellers is subject to any casualty or loss that has not been repaired and restored (and for which all costs in connection therewith have been paid in full).

            (b) A portion of the Facilities comprising the senior care facilities commonly known as "CYPRESS VILLAGE" are located on land which is leased by the Company pursuant to the terms of a ground lease described on
SCHEDULE 3.04(b), a true and complete copy of which Sellers have made available to the Purchaser (such lease, as the same may be amended pursuant to SECTION 7.02(c), the "CYPRESS VILLAGE GROUND LEASE"). The Cypress Village Ground Lease is the only lease of real property used in connection with the Business under which a Seller is the tenant. No default has occurred and is continuing under the Cypress Village Ground Lease (except to the extent there exists any default related to the commencement of the Bankruptcy Cases). The Company has the right to quiet enjoyment of the Leased Real Property for the full term of the Cypress Village Ground Lease (and any renewal option), and the leasehold or other interest of the Company in the Leased Real Property is not subject or subordinate to any agreement or Encumbrance other than Permitted Encumbrances. Complete and correct copies of any surveys in Sellers' possession and any policies of title insurance currently in force and in Sellers' possession with respect to the Leased Real Property have been or shall promptly be made available by Sellers to Purchaser.

            Section 3.05 Absence of Certain Changes. Since December 31, 2003, Sellers have conducted the Business in the ordinary course consistent with past practice, and there has not occurred any events, conditions or circumstances that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse

Effect, except to the extent Purchaser had Knowledge of such events, conditions or circumstances.

            Section 3.06 Absence of Litigation. Except as set forth on SCHEDULE
3.06 (the "EXISTING LITIGATION MATTERS"), to the Knowledge of Sellers, there are no Actions pending or threatened against Sellers and pertaining to the Business or the Real Property Assets, other than claims filed in or adversary Action commenced in the Bankruptcy Cases, which could reasonably be expected to prevent or materially delay the consummation by Sellers of the transactions contemplated by, or the performance by Sellers of any of their obligations under, any of the Transaction Agreements to which Sellers are or will be a party or to have a Material Adverse Effect.

            Section 3.07 Compliance with Laws. Excluding Environmental Laws and Orders arising under Environmental Laws (which are covered in SECTION 3.11) and Tax laws, none of the Sellers is in violation of any Laws or Orders applicable to it or the Acquired Assets which (i) could reasonably be expected to prevent or materially delay the consummation by Sellers of the transactions contemplated by, or the performance by Sellers of any of their obligations under, any of the Transaction Agreements to which Sellers are or will be a party or to have a Material Adverse Effect or (ii) otherwise affect in any material respect the ownership, use or operation of any of the Facilities. Sellers are not party to, or bound by, and the Facilities are not bound by, any Order that affects in any material respect the ownership, use or operation of the Business or any of the Facilities.

            Section 3.08 Certificates of Need or Provider Agreements. Except as described in SCHEDULE 3.08, no Certificates of Need (hereinafter defined) or Provider Agreements (hereinafter defined) are used or required in connection with the ownership, operation and maintenance of any of the Facilities. Each Certificate of Need and Provider Agreement (hereinafter defined) applicable to a Facility is valid, binding and in full force and effect according to its terms. For purposes of this Agreement, the term "PROVIDER AGREEMENTS" shall mean any provider agreements held by or issued to Sellers under which the Seller is in respect of the applicable Facility eligible to receive payment under Title XVII ("MEDICARE"), Title XIX ("MEDICAID") or any other governmental or quasi-governmental third party payor programs or any private or quasi-private healthcare reimbursement or private payor programs (including so-called "HMO" and "PPO" programs) ("THIRD PARTY PAYOR PROGRAMS") as well as any other agreement, arrangement, program or understanding with any federal, state or local governmental agency or organization or private organization pursuant to which the applicable Facility qualifies for payment or reimbursement for medical or therapeutic care or other goods or services rendered or supplied to any resident. For purposes of this Agreement, the term "CERTIFICATE OF NEED" shall mean a certificate of need or similar permit or approval (not including conventional building permits or health care licenses) from a Governmental Authority related to the construction and/or operation of any Facility for the use of a specified number of beds in a nursing facility, assisted living facility and/or rehabilitation hospital, or alteration of the applicable Facility or modification of services provided at the applicable Facility. Notwithstanding anything contained herein, upon written notice to the Sellers given at least five (5) Business Days prior to the Closing, Purchaser may elect not to assume any or all of the Provider Agreements at Closing.

            Section 3.09 Residency Agreements; Commercial Leases. (a) The Sellers have made available to the Purchaser each form of Residency Agreement currently in effect at the Facilities known as Cypress Village, Robin Run Retirement Home, Foxwood Springs Living Center, Barton W. Stone Christian Home, Kansas Christian Home, Lenoir Retirement Community and Oklahoma Christian Retirement Community, with respect to any occupant of such Facilities who paid an entrance fee in connection with becoming an occupant of such Facility (each an "ENTRANCE FEE RESIDENT"). Sellers represent and warrant that, as of August 25, 2004, they had posted on the "Project NBA" intralinks website all forms of Residency Agreements in effect with the Entrance Fee Residents and, with respect to each Entrance Fee Resident, such forms have not been materially amended, modified or supplemented. SCHEDULE 3.09(a) lists the Entrance Fee Residency Agreement Forms for Cypress Village that have been amended by the letter agreement attached hereto as EXHIBIT 3.09.

            (b) Sellers represent and warrant that, as of August 25, 2004, they had posted on the "Project NBA" intralinks website a rent roll (or equivalent information) with respect to each Facility (collectively, the "RENT ROLLS"). Such rent roll is true, complete and correct as of the date printed thereon in all material respects, and, with respect to each unit at each facility, sets forth the type of unit (and/or level of care provided at each such unit), the original move-in-date of the applicable occupant and all rent, fees and charges payable by such occupant on a monthly basis. No unit within any Facility is leased or reserved for lease as an affordable housing unit, or for low or moderate-income residents, pursuant to a presently existing agreement or requirement of law. Except as set forth in the Residency Agreements, there are no agreements or orders of any court or Governmental Authority restricting the amount of rent that may be charged to residents at the Facilities.

            (c) SCHEDULE 3.09(c) is a true, correct and complete, in all material respects, list of all Commercial Leases that are currently in effect, including any amendments, modifications and supplements thereto, and any related guaranties, and true and complete copies thereof have been made available to Purchaser. Except as otherwise indicated on SCHEDULE 3.09(c), (i) Sellers have not received any written notice from any tenant under any currently effective Commercial Lease that Sellers are in default in any material respect of any material obligations of Sellers to such Tenant under such Commercial Lease which default has not been cured, (ii) Sellers have not delivered any written notice to a tenant under a Commercial Lease that such tenant is in default in any material respect of any material obligations of such Tenant under such Commercial Lease which default has not been cured and (iii) no tenant is entitled to rent concessions, free rent periods, rebates, rent abatements, rights of set-off or offset against rent except, in each case, as set forth in
SCHEDULE 3.09(c).

            (d) Except as otherwise indicated on SCHEDULE 3.09(d), none of the Commercial Leases or any other agreements that will be binding on Purchaser restrict or limit the Persons that can own or operate the Real Property Assets, or require that the Real Property Assets, or any portion thereof, be used for a charitable or religious purpose.

            (e) Each unit listed on the Rent Rolls as a "Home" at the Facilities known as Cypress Village, Foxwood Springs, Robin Run Village and Village at Skyline represents a separate residence owned in fee simple by the occupant thereof (each an "EQUITY HOME"). The owner of the Real Property Assets at each of Cypress Village, Foxwood Springs, Robin Run Village and Village at Skyline is not a party to any agreements or understandings with the owners of the Equity Homes other than the agreements described in SCHEDULE 3.09(e). SCHEDULE 3.09(e) is a true, correct and complete, in all material respects, list of such agreements that are currently in effect, including any amendments, modifications and supplements thereto, and true and complete copies thereof have been made available to Purchaser.

            Section 3.10 Governmental Licenses and Permits. (a) Excluding Environmental Permits (representations as to which are set forth in SECTION 3.11), each of the Sellers holds all governmental qualifications, registrations, filings, licenses, permits, orders, approvals or authorizations necessary to conduct the Business and to own or use the Acquired Assets, as the Business is conducted and the Acquired Assets are owned and used on the date hereof, where such qualification, registration, filing, license, permit, order, approval or authorization is material to the conduct of the Business at a Facility (collectively, the "MATERIAL PERMITS").

            (b) All Material Permits are valid and in full force and effect in all material respects. Except as set forth in SCHEDULE 3.10(b) and excluding Environmental Permits (representations as to which are set forth in SECTION 3.11), none of Sellers is in default or violation of any of the Material Permits in any material respect. Except as set forth in SCHEDULE 3.10(b), (i) no Material Permit has been revoked, non renewed, terminated or impaired in any material respect, (ii) none of Sellers currently is the subject of any pending or, to the Knowledge of the Sellers, threatened Action seeking the revocation, suspension, non-renewal, termination, modification or impairment of any Material Permit in any material respect, and (iii) to the Knowledge of Sellers, there is no existing condition of any of Sellers, nor has any of Sellers received any notice from any Governmental Authority of any fact or condition, which, if left uncured, would result in the revocation, limitation, suspension or non-renewal of any Material Permit. Except as set forth in SCHEDULE 3.10(b), none of Sellers is operating under an Order or voluntary agreement with any regulatory authorities of any jurisdiction in which it now holds a Material Permit which restricts in any material respect its authority to do the Business authorized pursuant to such Material Permit or which would prohibit or materially delay the consummation of the transactions contemplated hereby. Subject to obtaining the consents set forth in SCHEDULE 3.03, none of the Material Permits will be subject to revocation, limitation, suspension, non-renewal, withdrawal, termination or modification as a result of the consummation of the transactions contemplated hereby, except where such revocation, limitation, suspension, non-renewal, withdrawal, termination or modification, individually or in the aggregate, would not reasonably be expected to have a material and adverse effect on any Real Property Asset.

            Section 3.11 Environmental Matters. (a) True and complete copies of all environmental reports, investigations and audits (whether conducted by or on behalf of the Sellers or a third party, and whether done at the initiative of the Sellers or directed by a Governmental Authority or other third party) that were issued during the past five years relating to the Real Property Assets have been delivered or otherwise made available to the Purchaser. Except as described in SCHEDULE 3.11, (i) none of the Sellers is subject with respect to a Real Property Asset to a written notice or written request for information or order from or agreement with a Governmental Authority or third party respecting a Release or threatened Release or the violation of any Environmental Law; (ii) to the Knowledge of Sellers, there has been no Release on, at or under any Real Property Asset, while owned, leased or otherwise used by any of Sellers, or arising out of the conduct by Sellers of their respective business or previously that would reasonably be expected to result in the imposition of any material liability to any of Sellers under the Environmental Laws; (iii) to the Knowledge of Sellers, there has been no Release at any parcels of real property other than any real property referred to in clause (ii) that, individually or in the aggregate, would reasonably be expected to have a material and adverse effect on any Real Property Asset or Sellers or the Business; (iv) to the Knowledge of Sellers, none of the Real Property Assets is subject to any Lien in favor of any Governmental Authority for (A) any material liability under any Environmental Laws or (B) material costs incurred by a Governmental Authority in response to a Release or threatened Release; (v) to the Knowledge of Sellers, no radon, lead paint, or lead in drinking water is present at any Real Property Asset at any level which is in violation of any Environmental Law or which could reasonably be expected to present a significant risk to human health or the structure within which such radon, lead paint, or lead is present; (vi) to the Knowledge of Sellers, no underground storage tanks, PCBs, asbestos, or asbestos-containing materials are present at any Real Property Asset and the Sellers do not have any mold-related liabilities (for remediation, third-party tort claims or otherwise) at any of the Real Property Assets; (vii) with respect to any of the Real Property Assets, there are no material Actions pending or, to the Knowledge of the Sellers, threatened, arising under or relating to an Environmental Law or Hazardous Materials or the making of any claim based on an Environmental Law for personal injury, wrongful death or property damage; (viii) to the Knowledge of Sellers, the Sellers have operated and are operating their respective businesses in compliance in all material respects with applicable Environmental Laws; and
(ix) to the Knowledge of Sellers, Sellers have obtained all material Environmental Permits that are necessary in connection with the operation of the Business as conducted on the date of this Agreement on the premises of the Real Property Assets, all such permits are in good standing and Sellers are in compliance in all material respects with the terms and conditions of such permits.

            Section 3.12 Material Contracts. (a) SCHEDULE 3.12(a) lists each of the Material Contracts as in effect on the date of this Agreement and, where applicable, the applicable Real Property Asset to which they relate.

            (b) Each Material Contract is a legal, valid and binding obligation of the applicable Seller and, to the Knowledge of the Seller, each other party to such

Material Contract, and is enforceable against such applicable Seller and, to the Knowledge of the Sellers, each such other party, in accordance with its terms (except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity)), and, except as described in SCHEDULE 3.12(b), none of the Sellers or, to the Knowledge of the Sellers, any other party to a Material Contract is in material default or material breach or has failed to perform any material obligation under a Material Contract, and, to the Knowledge of the Sellers, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both), or give to the other party thereto any rights of termination, amendment, acceleration or cancellation of, or result in the payment of any penalty or liquidated damages under, a Material Contract, other than any arising by virtue of the Sellers' commencement of the Bankruptcy Cases.

            Section 3.13 Regulatory Filings. Sellers have made available for inspection by Purchaser (i) each annual statement required to be filed with or submitted to any Governmental Authority having regulatory authority over the Business by each Seller since January 1, 1999 and (ii) any reports of examination (including financial, market conduct and similar examinations) of each Seller issued by any such regulatory authority, in any case, since January 1, 1999. Except as set forth in SCHEDULE 3.13, all material deficiencies or violations noted in the examination reports described in clause (ii) above have been resolved to the material satisfaction of the regulatory department that noted such deficiencies or violations. Each Seller has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority since January 1, 1999. All such registrations, reports, statements, documents, filings and submissions were in material compliance with applicable Laws when filed, and, except as described in
SCHEDULE 3.13, no material deficiencies have been asserted by any such Governmental Authority or other regulatory body with respect to such registrations, filings or submissions that have not been or are not in the process of being satisfied. The representations and warranties contained in this
SECTION 3.13 shall not apply to Taxes and Tax Returns.

            Section 3.14 Employee Benefits; Employees. (a) Except as set forth in SCHEDULE 3.14(a), none of Sellers and their respective ERISA Affiliates has any (i) "employee benefit plans," as defined in Section 3(3) of ERISA, or (ii) incentive, profit-sharing, stock option, stock purchase, other equity-based, employment, consulting, compensation, vacation or other leave, change in control, retention, supplemental retirement, termination, severance, health, medical, disability, life insurance, deferred compensation and other employee compensation and benefit plans, programs, policies, agreements, arrangements and practices, in each case established or maintained by Sellers, or any of its ERISA Affiliates or to which Sellers or any of their ERISA

Affiliates contributed or is obligated to contribute thereunder, for the benefit of any of the current employees of Sellers (collectively, the "BENEFIT PLANS").

            (b) None of Sellers and their respective ERISA Affiliates has sponsored, maintained, contributed to or been obligated to contribute to any Benefit Plan subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA within the six years prior to the Closing Date. All contributions required to be made with respect to any Benefit Plan have been timely made. There are no pending, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan with respect to such plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits). With respect to the Benefit Plans, individually and in the aggregate, no event has occurred and, to the Knowledge of Sellers, there exists no condition or set of circumstances in connection with which Purchaser could be subject to any liabilities under ERISA, the Code or any other applicable Law (including the law of contracts).

            (c) Each of Sellers and their respective ERISA Affiliates (i) is in compliance in all material respects with all applicable Laws respecting the Benefit Plans, employment, employment practices, terms and conditions of employment and wages and hours, and (ii) has withheld all amounts required by applicable Laws or by agreement to be withheld from the wages, salaries and other payments to such current and former employees and independent contractors, except where the failure to do so would have a Material Adverse Effect.

            (d) Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Neither Sellers, any of their ERISA affiliates, any Benefit Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Sellers, any of their ERISA affiliates, any Benefit Plan, any such trust or any trustee or administrator thereof could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

            (e) For purposes of this Agreement, "ERISA AFFILIATE" shall mean any Person that would be treated as a single employer or under common control with the Company under Section 4001 of ERISA or Section 414 of the Code.

            (f) Sellers are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization or works council with respect to employees of the Business; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of the Business in their capacity as employees of Sellers; and no employees of the Business in their capacity as employees of Sellers are represented by any labor organization.

            (g) No labor union, labor organization, works council, or group of employees of the Business has made a pending demand for recognition or certification with respect to Sellers, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Sellers have no Knowledge of any labor union organizing activities with respect to any employees of Business in their capacity as employees of Sellers.

            (h) From January 1, 2000 to the date of this Agreement, there have been no actual or, to the knowledge of Sellers, threatened material arbitrations, material grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting the Business.

            (i) With respect to the Business, Sellers are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance. Sellers and their respective employees, agents or representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act with respect to employees of the Business.

            Section 3.15 Personal Property Assets. The Company Subsidiaries own or lease all equipment, furniture, machinery, furnishings, appliances, tools, spare parts, supplies and other tangible personal property (other than fixtures appurtenant to real property) necessary for the conduct of the Businesses. Each Company Subsidiary (i) has good title to all such personal property that it purports to own, free and clear of all Encumbrances other than Permitted Encumbrances, and (ii) has a valid leasehold interest in or valid rights under contract to use such personal property that it purports to lease or license. Sellers are in possession of all such personal property and, immediately after the Closing, such personal property will be substantially all of the personal property that is located in the Facilities and necessary for use in the conduct of the Business in the ordinary course.

            Section 3.16 Insurance. SCHEDULE 3.16 sets forth a true and complete list of all current policies of property and liability insurance covering Sellers and pertaining to the Business and true and complete copies thereof have been made available to Purchaser. Except as set forth on SCHEDULE 3.16, none of the insurance policies covering the Company and the Company Subsidiaries provides for claims to be made on an occurrence or equivalent basis. With respect to the Business, each Seller is, and at all times has been, covered on an uninterrupted basis by valid and effective insurance policies or binders which are in full force and effect (and all premiums due and payable thereon have been paid in full on a timely basis), and no written notice of cancellation, termination, revocation or limitation or other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by any of Sellers, and, to the Knowledge of Sellers, none of Sellers is in default of any provision thereof, except for such defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

            Section 3.17 Taxes. Each of Sellers is an organization described in
Section 501(c)(3) of the Code, and is generally exempt from Federal income Tax pursuant to Section 501(a) of the Code and has paid all material Taxes required to be paid in respect of the Business to the extent due and payable, except for any such Tax that is currently being contested in good faith and for which adequate reserves have been established.

            Section 3.18 Health Care Regulatory Compliance

            (a) No Litigation Relating to Licensing Matters. None of Sellers is involved in any litigation, proceeding, or investigation (by or with any Person, resident, Governmental Authority) which, if determined or resolved adversely, would have a material adverse impact on the conduct of the Business or the operation of the Acquired Assets.

            (b) No Violations. To the Knowledge of Sellers, none of Sellers, nor any of the Real Property Assets, is the subject of any proceeding by any Governmental Authority, and no notice of any violation has been issued, or, to the Knowledge of the Sellers, will be issued, by a Governmental Authority that would, directly or indirectly, or with the passage of time, (i) impact Seller's ability to accept and/or retain residents at Facility, (ii) have a material and adverse effect on any of Sellers' ability to accept and/or retain residents or operate any Facility or result in the imposition of a material fine or for services rendered to eligible residents, or (iii) modify, limit or annul or result in the transfer, suspension, or revocation or imposition of probationary use of any license or permit necessary for the operation of the Facility.

            (c) Fraud and Abuse. The Sellers, and, to the knowledge of the Sellers, their respective officers, directors, trustees, employees, shareholders and providers, have not knowingly engaged in any activities that are prohibited under (i) statutes, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations or (ii) by rules of professional conduct or which otherwise constitute fraud, including the following: (w) making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (x) making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (y) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (z) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the Federal Health Care Programs (as defined below) or any private payor source or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by the Federal Health Care Programs or any private payor source. For the purposes of this Agreement, the term "FEDERAL HEALTH CARE PROGRAMS" means the Medicare program, the Medicaid program and the TRICARE program.

            (d) Third-Party Payors. All contracts with third-party payors were entered into by the Sellers in the ordinary course of business. The Sellers have properly charged and billed in accordance with the terms of those contracts, including, where applicable, billing and collection of all deductibles and co-payments, except to the extent that any failure to be in compliance or properly charge and bill could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (e) HIPAA Compliance. The Sellers are in compliance, to the extent currently applicable, with the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and all regulations promulgated pursuant to HIPAA, including the Transaction Code Set Standards, the Privacy Rules and the Security Rules set forth at 45 C.F.R. Parts 160 and 164, except to the extent that any failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            Section 3.19 Life Safety Code Compliance. The Facilities comply in all material respects with all requirements of the life safety code as applicable. Except as described in SCHEDULE 3.19, no waivers, temporary or otherwise, are in effect regarding compliance with the life safety code for any of the Facilities.

            Section 3.20 Brokers. Other than Houlihan Lokey Howard & Zukin (the "TRANSACTION BROKER"), neither Sellers nor any of their respective Affiliates has any obligation to any broker or finder or has incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Contemplated Transactions, and neither Purchaser nor its Affiliates has or could have any liability for such fees. The Transaction Broker's fees shall be paid at Closing by Sellers as a cost of the Contemplated Transactions.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to Sellers as follows:

            Section 4.01 Incorporation and Authority of Purchaser. Purchaser is a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power to enter into, and to consummate the transactions contemplated by, and to carry out its obligations under, each of the Transaction Agreements to which Purchaser is or will be a party. The execution and delivery by Purchaser of each of the Transaction Agreements to which Purchaser is or will be a party, and the consummation of the Contemplated Transactions, and the performance by Purchaser of its obligations under each such Transaction Agreements, have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been, and at the Closing each of the Transaction Agreements to which Purchaser is then a party will be, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery thereof by Sellers) this Agreement constitutes, and as of the Closing each of the other Transaction Agreements to which Purchaser is then a party will constitute, the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.02 Qualification of Purchaser. Purchaser has all requisite power and authority to operate its business as now conducted and is duly qualified to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for such failures as would not materially impair or delay the ability of Purchaser to consummate the transactions contemplated by, or perform its material obligations under, the Transaction Agreements to which Purchaser is or will be a party.

            Section 4.03 No Conflict. Provided that any order relating to this Agreement and the transactions contemplated hereby required under the Bankruptcy Code (as hereinafter specifically described) has been entered and is in effect and provided that all consents, approvals, authorizations and other actions described in SECTION 4.04 have been obtained or taken, and except as may result from any actions taken or required to be taken by Sellers or their Affiliates (as opposed to any other third party), the execution, delivery and performance by Purchaser of, and the consummation by Purchaser of the transactions contemplated by, this Agreement and each of the other Transaction Agreements to which Purchaser is or will be a party, do not and will not (a) violate or conflict with the organizational documents of Purchaser, (b) conflict with or violate any Law or other Order applicable to Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of Purchaser pursuant to, any note, bond, loan or credit agreement, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which Purchaser or any of its Affiliates is a party or by which any of them or any of their respective assets or properties is bound or affected, except, in the case of clause (c), any such conflicts, violations, breaches, loss of contractual benefits, defaults, rights or Liens as would not materially impair or delay the ability of Purchaser to consummate the transactions contemplated by, or perform its material obligations under, any of the Transaction Agreements to which Purchaser is or will be a party.

            Section 4.04 Consents and Approvals. Except as may relate to any actions taken or required to be taken by Sellers or their Affiliates (as opposed to any other third party), the execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the other Transaction Agreements to which Purchaser is or will be a party do not or will not, and the performance by Purchaser of, and the consummation by Purchaser of the transactions contemplated by, each of the Transaction Agreements to which Purchaser is or will be a party will not, require any Governmental Approval, except (i) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court; (ii) the filing of a notification and report form under the HSR Act, and the expiration or earlier termination of the applicable waiting period thereunder (each of the matters referred to in the foregoing clauses (i) and (ii), a "PURCHASER REQUIRED GOVERNMENTAL APPROVAL"); and (iii) where the failure to obtain such Governmental Approval could not reasonably be expected to prevent or materially delay Purchaser from consummating the transactions contemplated by, or performing any of its material obligations under, any of the Transaction Agreements to which Purchaser is or will be a party.

            Section 4.05 Financial Ability. Purchaser (i) has, and at the Closing will have, sufficient funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Closing Amount and any fees or expenses incurred by Purchaser in connection with the Contemplated Transactions, (ii) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder, and (iii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would materially impair or adversely affect such resources and capabilities.

            Section 4.06 Brokers. Neither Purchaser nor any of its Affiliates has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which Sellers or any of their Affiliates has or could have any liability.

            Section 4.07 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Authority, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or the other Transaction Agreements or to consummate the Contemplated Transactions. Purchaser is not subject to any Order except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or the other Transaction Agreements to which it is or will be party or to consummate the Contemplated Transactions.

            Section 4.08 Health Care Regulatory Compliance.

            (a) No Litigation Relating to Licensing Matters. To the Knowledge of the Purchaser, neither Purchaser nor the Manager nor any of their Affiliates is involved in any litigation, proceeding, or investigation (by or with any Person, resident or Governmental Authority) which, if determined or resolved adversely, would have a adverse impact on the ability of Purchaser to obtain or maintain any governmental qualifications, registrations, filings, licenses, permits, orders, approvals or authorizations necessary for Purchaser or the Manager to conduct the Business and to own or use the Real Property Assets, as the Business is conducted and the Real Property Assets are owned and used on the date hereof, where the failure to have such qualifications, registrations, filings, licenses, permits, orders, approvals or authorizations could reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions or the performance by Purchaser or the Manager of any of their obligations under any of the Transaction Agreements to which either of them are or will be a party.

            (b) Fraud and Abuse. The Purchaser and the Manager, and, to the knowledge of the Purchaser, their respective officers, directors, employees, shareholders and providers, have not knowingly engaged in any activities that are prohibited under (i) statutes, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations or (ii) by rules of professional conduct or which otherwise constitute fraud, including the following: (w) making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (x) making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (y) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (z) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the Federal Health Care Programs (as defined above) or any private payor source or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by the Federal Health Care Programs or any private payor source.

            Section 4.09 Acknowledgement Regarding Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Sellers in
ARTICLE III hereof, and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the Acquired Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Sellers set forth in ARTICLE III hereof. Purchaser further acknowledges that none of the Sellers or any of their Affiliates or any other Person has made any representation or warranty to Purchaser, express or implied, as to the accuracy or completeness of any information regarding Sellers or any of their subsidiaries, the Business or the Contemplated Transactions not expressly set forth in this Agreement, and none of Sellers, any of their Affiliates or any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of any Seller relating to the Business or the Acquired Assets or other publications or data room information provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Business and the Acquired Assets and the Contemplated Transactions except in the case of fraud or intentional misrepresentation. Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the Business and the Acquired Assets and, in making the determination to proceed with the Contemplated Transactions, Purchaser has relied on the results of its own independent investigation.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            Section 5.01 Conduct of Business Prior to the Closing. Subject to any obligations as a debtor in possession under the Bankruptcy Code, prior to the Closing Date, each Seller shall use its commercially reasonable efforts to preserve intact and operate in the ordinary course the Business consistent with past practice, including meeting its post-Petition Date obligations as they become due, in each instance taking into account the filing of the Petitions, the directives of the Bankruptcy Court and the additional covenants and agreements set forth herein; provided that the foregoing shall not prevent Sellers from rejecting Contracts that are not Assumed Contracts being assumed by Purchaser hereunder. Except as otherwise contemplated under this Agreement or set forth in SCHEDULE 5.01, from the date hereof until the Closing Date, without the prior written consent of Purchaser each Seller shall not, solely as it relates to the Business:

            (a) amend its certificate of incorporation or by-laws (or other comparable organizational documents);

            (b) merge or consolidate with any other Person;

            (c) sell, lease, exchange, or otherwise dispose of any Acquired Assets (other than transactions occurring in the ordinary course of business consistent with past practice) and subject to SECTION 5.01(n) with respect to Residency Agreements and Commercial Leases, for which the aggregate consideration paid or payable in any individual transaction is in excess of $25,000 or in the aggregate in excess of $100,000, or sell any Equity Home owned by Sellers;

            (d) incur any financial indebtedness for borrowed money from third party lending sources (other than current trade accounts payable incurred in respect of property or services purchased in the ordinary course of business consistent with past practices) or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (other than, in each case, in the ordinary course of business consistent with past practice or which will otherwise be repaid prior to the Closing or which constitutes an Excluded Liability);

            (e) except in the ordinary course of business and consistent with past practice, enter into or amend (in any material respect) or, other than pursuant to its current terms, terminate, renew or extend any Material Contract relating to an Acquired Asset;

            (f) in the case of a Company Subsidiary or with respect to any Facility, enter into any new line of business or introduce any new product or service that is unrelated to the Business;

            (g) enter into, amend, terminate (other than pursuant to its current terms), renew or extend any contract, agreement, lease, license, commitment, instrument, arrangement, relationship or understanding with any Affiliate of a Seller including any stockholder, member, director, trustee or officer of a Seller (or any of their respective family members or Affiliates), except for transactions in the ordinary course of the Business consistent with past practice between Company Subsidiaries or between a Company Subsidiary and the Company;

            (h) subject to SECTION 5.01(p), settle or compromise any Action or Proceeding or threatened Action or Proceeding relating to the Business, except in each case for (1) claims under policies and certificates of insurance within applicable policy limits, (2) claims not in excess of $50,000 so long as any such claims will not adversely affect any of the Acquired Assets and (3) any action, claim or proceeding referred to in SECTIONS 1.02(l) OR 5.14;

            (i) subject to SECTION 5.01(p), pay, discharge or satisfy any liabilities or obligations relating to the Business, other than payment, discharge or satisfaction, in the ordinary course of business consistent with past practice;

            (j) enter into any agreement relating to the ownership and operation of the Acquired Assets, unless such agreement shall be fully cancelable or terminable without penalty on seventy-five (75) days' notice;

            (k) allow any Acquired Asset to become subject to any Encumbrance other than a Permitted Encumbrance;

            (l) in the case of a Company Subsidiary, directly or indirectly acquire assets of any Person other than in the ordinary course of business or offer to sell, or solicit any offers to purchase or negotiate for the sale or disposal of any Acquired Asset with any Person other than Purchaser other than immaterial personal property;

            (m) create or allow any severance obligation for Purchaser or any Seller with respect to any employee who may become a Transferred Employee, except for obligations that are Excluded Liabilities;

            (n) enter into or amend, modify, extend or terminate any Property Agreement or any other Assumed Contract, except in the ordinary course of the Business, on market terms, consistent with past practice, provided that, in no event shall Sellers (i) increase the entrance fee under any Residency Agreement in exchange for a decrease in monthly charges payable by the occupant thereunder, (ii) amend any Residency Agreement to reduce the amount payable by the occupant thereunder, (iii) grant any occupant under a Residency Agreement a free rent concession in excess of one (1) month or (iv) enter into any Commercial Lease;

            (o) enter into any agreement, or amend, modify, extend or terminate any existing agreement, relating to the construction, demolition, or alteration of any of the Real Property Assets, other than capital repairs required by Law or any Governmental Authority not in excess of $100,000 with respect to each Real Property Asset;

            (p) except with Purchaser's consent, which shall not be unreasonably withheld, settle any claim for overcharges under any Residency Agreement which may in any manner limit Purchaser's rights (including limiting or reducing the Rent it may charge) following the Closing; or

            (q) announce or enter into any legally binding commitment with respect to any of the foregoing.

            In addition, each Seller shall, insofar as pertinent to the
Business:

                  (x) maintain books of account and records in the usual, regular and ordinary manner, and consistent with past practice;

                  (y) maintain inventory levels in the usual, regular and ordinary manner, and consistent with past practice; and

                  (z) maintain all insurance policies (and pay all deductibles thereunder, if applicable) and all Permits maintained or required in connection with the Business.

            Section 5.02 Access to Information. Sellers shall afford to Purchaser and to Purchaser's financial advisors, lenders, and their respective legal counsel, accountants, consultants and other authorized representatives reasonable access without unreasonable disruption to the Business throughout the period prior to the Closing Date to all its books, documents, records, properties, facilities and personnel that relate to the Business, the Acquired Assets and the Assumed Liabilities and during such period, shall furnish as promptly as practicable to Purchaser all information as Purchaser reasonably may request in furtherance of the Contemplated Transactions. Any and all information obtained by Purchaser or Purchaser's financial advisors, legal counsel, accountants, consultants and other authorized representatives pursuant to this
SECTION 5.02 shall be subject to and maintained in compliance with the Confidentiality Agreement. No investigation pursuant to this SECTION 5.02 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Contemplated Transactions. Notwithstanding anything herein to the contrary, (i) no such investigation or examination pursuant to this Agreement shall be permitted to the extent that it would require Sellers to disclose information subject to attorney-client privilege, work product or any other privilege, or protected under privacy rights afforded by Applicable Law or by confidentiality agreements (unless the parties thereto have waived confidentiality, which waiver the Sellers shall use their commercially reasonable efforts to obtain), and (ii) Sellers shall not be required to afford to Purchaser pursuant to this Agreement access to any information, books, records, files or papers concerning the matters referred to in SECTION 5.14.

            Section 5.03 Intentionally Omitted.

            Section 5.04 Supplemental Disclosure. Prior to the Closing, but as soon as practicable after the discovery thereof, Sellers will supplement or amend the Schedules with respect to any matter that, to the Knowledge of Sellers, arises or is discovered after the date hereof that, if existing or known at the date hereof, would have been required to be set forth or listed in a Schedule; provided, however, that for purposes of determining the satisfaction of the conditions contained in SECTIONS 7.02(a) and (b) and of Purchaser's right of termination pursuant to SECTION 8.01(d)(iii), any and all such supplements and amendments shall be disregarded.

            Section 5.05 Regulatory and Other Authorizations; Reasonable
Efforts.

            (a) Subject to the terms and conditions of this SECTION 5.05, the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper, advisable or appropriate to consummate and make effective the transactions contemplated by the Transaction Agreements as soon as practicable, including to cooperate in good faith to facilitate the Closing and to refrain from taking any action that could reasonably be expected to cause a condition to the Closing to not be satisfied or otherwise materially impair, delay or impede the Closing. In furtherance of the foregoing, the parties hereto shall promptly make all filings and notifications with, and shall use their reasonable best efforts to promptly obtain all authorizations, consents, orders and approvals of, all Governmental Authorities that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, and the consummation of the transactions contemplated by, this Agreement and comply at the earliest practicable date with a request for information, documents or other materials by any such Governmental Authorities to obtain such authorizations, consents, orders and approvals; provided, however, that in no event shall Purchaser or any of its Affiliates be required to agree to (i) the divestiture of any business or entity or (ii) any requirement imposed by a Governmental Authority that would reasonably be expected to have a (A) Material Adverse Effect taken as a whole, or (B) material and adverse effect on the aggregate economic value and business benefits that would reasonably be expected to be obtained by Purchaser and its Affiliates from the transactions contemplated by this Agreement. The parties will cooperate with the reasonable requests of each other in promptly seeking to obtain all such authorizations, consents, orders and approvals (including by making available, upon reasonable notice, appropriate Representatives for participation in meetings with Governmental Authorities).

            (b) Prior to the Closing, each of Sellers and Purchaser shall promptly notify one another of any communication it receives from any Governmental Authority relating to any consent, approval, qualification, registration or license necessary for the consummation of the transactions contemplated hereby and use its commercially reasonable efforts to permit the other party to review in advance any proposed material written communication by such party to any Governmental Authority relating thereto and shall provide each other with copies of all correspondence, filings or communications between such party or any of its Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand relating thereto; provided, however, that Purchaser or Sellers, as applicable, may redact from such correspondence, filings and communications any confidential competitive information of Purchaser, Sellers or their respective Affiliates, as the case may be.

            (c) The parties hereto shall use their reasonable best efforts to obtain any other consents and approvals and to make any other notifications that may be required in connection with the transactions contemplated by this Agreement; provided, however, that none of Sellers or Purchaser shall be required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval.

            Section 5.06 Submission for Bankruptcy Court Approval.

            (a) On the timetables set forth below, Seller shall (i) file with the Bankruptcy Court one or more motions and proposed orders, each in form and substance reasonably satisfactory to Purchaser, for the purpose set forth below in this SECTION 5.06, (ii) notify, as required by the Bankruptcy Code and the Bankruptcy Rules, all parties entitled to notice of such motions and orders (including all relevant Taxing Authorities), as modified by orders in respect of notice which have been or may be issued at any time and from time to time by the Bankruptcy Court, and such additional parties as Purchaser may request, and (iii) subject to the provisions of this Agreement, including the provisions of ARTICLE VIII, use commercially reasonable efforts to obtain Bankruptcy Court approval of such orders without any stay, modification, reversal or amendment adverse or unacceptable to Purchaser.

                  (i) Bidding Procedures Order. As promptly as possible, but in no event later than five (5) Business Days after the date of this Agreement, Sellers shall file a motion (the "BIDDING PROCEDURES MOTION") and a proposed order, which shall be in form and substance reasonably satisfactory to counsel for Purchaser (the "BIDDING PROCEDURES ORDER"), with the Bankruptcy Court seeking approval of a process for the sale of the Acquired Assets consistent with the Bidding Procedures set forth in EXHIBIT A. Sellers shall use commercially reasonable efforts to cause the Bankruptcy Court to enter the Bidding Procedures Order, which will contain the following provisions (it being understood that certain of such provisions may be contained in either the findings of fact or conclusions of law to be made by the Bankruptcy Court as part of the Bidding Procedures Order): provisions (A) authorizing and scheduling an auction at which Sellers will receive bids, (B) approving the Break-Up Fee and Expense Reimbursement (each as defined in SECTION 5.09) provisions of this Agreement and authorizing the observance and performance of the terms and obligations thereunder by Sellers and Purchaser during the pendency of the Bankruptcy Cases, (C) scheduling with the Bankruptcy Court a hearing (the "SALE HEARING") to consider approval of the Sale Order (as defined in
      SECTION 5.06(a)(ii)) under, inter alia, sections 105, 363, 365 and 1146 of the Bankruptcy Code, and (C) approving the form and manner of notice required under the Bankruptcy Code and the Bankruptcy Rules in connection with the foregoing and the transactions related thereto. In addition, Purchaser shall be a Qualified Bidder and this Agreement shall constitute a bid pursuant to the Bidding Procedures Order. Purchaser shall be bound by and required to comply with the provisions of the Bidding Procedures Order; provided, however, that (1) Purchaser shall not be required to make a deposit in addition to the Good Faith Deposit provided hereby unless Purchaser is the Successful Bidder (as defined in EXHIBIT A hereto), in which case Purchaser shall be required to supplement its Good Faith Deposit within one Business Day following the conclusion of the Auction (as defined in EXHIBIT A hereto) to the extent necessary to ensure that such deposit is equal to at least 10% of the consideration (exclusive of Assumed Liabilities and covenants under this Agreement) to be paid pursuant to the Successful Bid; (2) shall not be required to purchase the Acquired Assets or assume the Assumed Liabilities on terms other than the terms provided hereby unless agreed by Purchaser and its bid for the Acquired Assets, and (3) shall not be required to maintain its bid in effect for any period after, but shall be irrevocable until, the date on which this Agreement may be terminated in accordance with SECTION 8.01 (which, if Sellers receive and accept a Qualified Bid (as defined in EXHIBIT A hereto) other than that of Purchaser, and provided that the Bankruptcy Court shall have approved the provisions herein relating to the Break-Up Fee, shall extend until the 60th day after Bankruptcy Court approval of another Qualified Bid unless Purchaser is otherwise permitted to terminate this Agreement under SECTION 8.01).

                  (ii) Sale Order. As promptly as possible, but in no event later than six (6) Business Days after the date of this Agreement, Sellers shall file one or more motions (collectively, the "SALE MOTION") and a proposed order, which shall be in form and substance reasonably satisfactory to the counsel for the Purchaser (the "SALE ORDER"), with the Bankruptcy Court seeking the approval of the Bankruptcy Court pursuant to sections 105, 363, 365 and 1146 of the Bankruptcy Code of the transfers of the Acquired Assets and the assumption by Sellers and assignment to Purchaser of the Assumed Liabilities. The Bidding Procedures Motion and the Sale Motion may be brought in a single motion.

            (b) Prior to the Closing, the sale of all of the Acquired Assets to Purchaser to be sold pursuant to this Agreement and in the Contemplated Transactions shall have been approved by order of the Bankruptcy Court pursuant to sections 105, 363, 365 and 1146 of the Bankruptcy Code, pursuant to the Sale Order. Purchaser and Sellers agree to use their commercially reasonable efforts to cause the Bankruptcy Court to enter the a sale order that contains, among other provisions reasonably requested by Purchaser, the following provisions (it being understood that certain of such provisions may be contained in either the findings of fact or conclusions of law to be made by the Bankruptcy Court as part of the Sale Order):

                  (i) the transfers of the Acquired Assets and the assignment of the Assumed Liabilities by Sellers to Purchaser (A) are or will be legal, valid and effective transfers, (B) vest or will vest Purchaser with all right, title and interest of Sellers in and to the Acquired Assets pursuant to section 363(f) of the Bankruptcy Code free and clear of all Encumbrances (other than Surviving Permitted Encumbrances and Encumbrances created by Purchaser), whether known or unknown, including Encumbrances of any of Sellers' creditors, vendors, suppliers, governmental authorities, employees, lessors or any other third party (collectively, the "POTENTIAL CLAIMANTS") and that neither Purchaser nor any of Purchaser's Affiliates or agents shall be liable in any way (as successor entity, derivatively or otherwise) for any claims that any of the Potential Claimants may have against any of Sellers, their Affiliates, the Business and the Acquired Assets, and that the Potential Claimants shall be permanently enjoined and restrained from the assertion and prosecution of any claims against Purchaser, Purchaser's Affiliates or any agent of the foregoing relating to the ownership, use and operation of the Acquired Assets, other than claims on the account of Assumed Liabilities, and (C) constitute transfers for reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and similar state laws; provided, however, that, notwithstanding anything to the contrary in the foregoing provisions of this paragraph of this Order or in the Agreement, nothing in this Order or the Agreement (1) releases or nullifies any liability to any governmental environmental regulatory authority under statutes or regulations to which an entity would be subject as the owner or operator of any property transferred pursuant to the Agreement after the date of this Order, just as if such transfer had taken place independent of any Chapter 11 case or (2) impairs or restricts any governmental environmental regulatory authority's ability to pursue all of its rights and remedies in state court against any entity which is the owner or operator of such property after the date of entry of this Order;

                  (ii) this Agreement and the Contemplated Transactions may be specifically enforced against and binding upon, and not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of Sellers;

                  (iii) all amounts to be paid to Purchaser pursuant to SECTION 5.09(a), SECTION 5.09(b) and SECTION 8.02 constitute administrative expenses under sections 503(b) and 507(a)(1) of the Bankruptcy Code, with priority in any subsequent or superseding bankruptcy case (including any chapter 7 case) and are immediately payable if and when the obligations of Sellers arise under this Agreement, without any further order of the Bankruptcy Court;

                  (iv) all Persons are enjoined from taking any action against Purchaser, Purchaser's Affiliates or any agent of the foregoing to recover any claim which such Person has solely against Sellers or any of Sellers' Affiliates;

                  (v) except in respect of any claim or matter in dispute referred to in SECTIONS 1.02(l) OR 5.14 and asserted by a Seller, as to which jurisdiction shall be as determined in accordance with applicable Law, the Bankruptcy Court retains exclusive jurisdiction to interpret, construe and enforce the provisions of this Agreement, the Bidding Procedures Order and the Sale Order in all respects and further to hear and determine any and all disputes between Sellers and/or Purchaser, as the case may be, and any non-Seller party to, among other things, any Assumed Contracts, concerning, inter alia, Sellers' assignment thereof to Purchaser under this Agreement and any non-Seller's claims arising under any agreements relating to Excluded Liabilities; provided, however, that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this clause (iii) or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter;

                  (vi) the provisions of the Sale Order are non-severable and mutually dependent;

                  (vii) the Contemplated Transactions are undertaken by Purchaser and Sellers at arm's length, without collusion and in good faith within the meaning of section 363(m) of the Bankruptcy Code, and such parties are entitled to the protections of section 363(m) of the Bankruptcy Code; provided, however, that nothing in this clause (iv) shall be deemed a release, discharge or satisfaction of any claim or cause of action which any of the Sellers may have against Purchaser;

                  (viii) a determination that approval of the terms and conditions of this Agreement and the Contemplated Transactions are fair and reasonable;

                  (ix) a determination that the Sale Order and consummation of the Contemplated Transactions are in the best interests of Sellers, their creditors and their bankruptcy estates and not selling the Acquired Assets free and clear of Encumbrances other than Surviving Permitted Encumbrances would adversely affect Sellers' bankruptcy estates;

                  (x) a determination that a sale of the Acquired Assets other than one free and clear of Encumbrances other than Surviving Permitted Encumbrances would be of substantially less benefit to the estates of Sellers;

                  (xi) to the extent provided in this Agreement, Sellers shall assign and transfer to Purchaser all of Sellers' right, title and interest (including common law rights) in and to all of the Acquired Assets;

                  (xii) approves Sellers' assignment of the Assumed Contracts pursuant to sections 363 and 365 of the Bankruptcy Code notwithstanding any restrictions contained therein that would purport to restrict such assignment or use by Purchaser;

                  (xiii) that any stay of orders authorizing the use, sale or lease of property, or the assignment of an executory contract or unexpired lease as provided for in Bankruptcy Rules 6004(g) or 6006(d) shall not apply to the Sale Order and that the Sale Order is immediately effective and enforceable;

                  (xiv) that none of Purchaser or its Affiliates shall be liable, either directly or indirectly, as successor, transferee or otherwise, for any liabilities of Sellers or any of their Affiliates (whether under federal or state law or otherwise (including COBRA)) as a result of the sale of the Acquired Assets or the assumption and assignment of the Assumed Liabilities, in each case to the fullest extent permitted by Applicable Laws;

                  (xv) that none of Purchaser or its Affiliates shall assume liabilities of Sellers or their Affiliates other than the Assumed Liabilities; and that, upon the assumption and assignment of the Residency Agreements, the Purchaser and its Affiliates shall not be bound by the terms of the May 6th Order and the Sellers and its Affiliates shall be relieved of all obligations under the May 6th Order after the date of the above mentioned assumption and assignment;

                  (xvi) that neither Purchaser nor its Affiliates shall be liable, either directly or indirectly, as a successor, transferee or otherwise, for Sellers' Taxes;

                  (xvii) that adequate assurance of future performance has been demonstrated by or on behalf of Purchaser with respect to the Assumed Contracts;

                  (xviii) that the Assumed Contracts, upon assignment to Purchaser, shall still be deemed valid and binding, in full force and effect in accordance with their terms;

                  (xix) that any party that may have had the right to consent to the assumption or assignment of the Assumed Contracts is deemed to have consented to such assumption and assignment as required by section 365(c) of the Bankruptcy Code if it fails to object to such assumption or assignment;

                  (xx) a determination of amounts necessary to "cure" (within the meaning of section 365(b)(1) of the Bankruptcy Code) all "defaults" (within the meaning of section 365(b) of the Bankruptcy Code) under the Assumed Contracts and a directive that Sellers and Purchaser, as applicable, pay the related Cure Amounts to the extent required under
      SECTION 1.04(h);

                  (xxi) that there shall be no rent accelerations, assignment fees, increases or any other fees charged to Purchaser or its Affiliates as a result of Sellers' assumption or assignment to Purchaser of the Assumed Contracts, and that the validity of such assumption or assignment shall not be affected by any dispute between Sellers' or any of their Affiliates and any counterparty to any Assumed Contract;

                  (xxii) that pursuant to section 1146(c) of the Bankruptcy Code, the transactions contemplated herein shall be exempt from certain Taxes; provided, however, that, notwithstanding anything to the contrary in this Agreement, if the Bankruptcy Court concludes that section 1146(c) of the Bankruptcy Code is not applicable to the Sale (as defined below), Purchaser shall nonetheless be bound in all respects by this Agreement and shall be obligated to pay 50% of any and all Transfer Taxes incurred as a result of the Sale; and

                  (xxiii) compliance with all so-called "bulk-sale" laws shall be waived in all necessary jurisdictions.

            (c) If the Sale Order or any other order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reargument or stay shall be filed with respect thereto), Sellers agree to, and to cause its Affiliates to, take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Purchaser agrees to cooperate in such efforts; provided, however, that nothing herein shall preclude the parties hereto from consummating the Contemplated Transactions if the Sale Order shall have been entered and shall not have been stayed.

            Section 5.07 Consultation; Notification; No Conflict. Sellers shall, and shall cause its Affiliates to, (a) consult with Purchaser, prior to its submission to the Bankruptcy Court, on the form and substance of the Bidding Procedures Order, the Sale Order, the motions and all court submissions by Sellers relating to this Agreement, (b) promptly deliver to Purchaser copies of any and all pleadings, motions, notices, statements, schedules, applications, reports, proposed orders and other documents filed by Sellers or related to the Bankruptcy Cases, including any objections to this Agreement, any of the pleadings filed with the Bankruptcy Court in connection with this Agreement, or the transfer, assumption or assignment of any Acquired Assets or the Assumed Liabilities, and (c) use their commercially reasonable efforts to cooperate with Purchaser and its representatives in connection with the Sale Order and the bankruptcy proceedings in connection therewith. Such cooperation shall include consulting with Purchaser at Purchaser's reasonable request concerning the status of such proceedings. Sellers further covenant and agree that, to the extent that the Sale Order is entered approving this Agreement and the transactions contemplated hereby, the terms of any plan of reorganization or liquidation submitted by Sellers or its Affiliates to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Purchaser or its Affiliates hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated hereby, including any transaction that is contemplated by or approved pursuant to the Bidding Procedures Order or any other Order.

            Section 5.08 Bidding Procedures. Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by Sellers to identify and negotiate a transaction with a bidder prepared to pay the highest or otherwise best purchase price for the Acquired Assets while assuming or otherwise satisfying certain liabilities in order to maximize the value for Sellers and their estates. Annexed hereto at EXHIBIT A are the bidding procedures (the "BIDDING PROCEDURES") to be employed with respect to Sellers proposed sale of all or substantially all of its assets, including the sale of the Acquired Assets of Seller to Purchaser pursuant to this Agreement (the "SALE"). The Sale is subject to competitive bidding only as set forth in the Bidding Procedures Order and approval by the Bankruptcy Court of the Sale Order. The overbid provisions and related bid protections set forth in EXHIBIT A hereto are designed to compensate Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Acquired Assets for the benefit of Sellers and their creditors and stakeholders.

            Section 5.09 Break-Up Fee and Expense Reimbursement.

            (a) Sellers hereby agree, in the event that Sellers (i) accept a bid, for any of the Acquired Assets, other than that of Purchaser, as the highest or otherwise best offer (an "AUCTION TRANSACTION") or (ii) sell, transfer, leases or otherwise dispose, directly or indirectly, to one or more third parties other than Purchaser (i.e., not as part of

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a standalone restructuring) including through an asset sale, stock sale, merger, reorganization or other similar transaction (by Sellers or their Affiliates or otherwise), all or a substantial portion of the Acquired Assets (or agree to do any of the foregoing) in a transaction or series of transactions (including in any such transaction or series of transactions sponsored by one or more third parties) within six (6) months from the completion of the auction contemplated by the Bidding Procedures (any of clause (i) or (ii) being, an "ALTERNATIVE TRANSACTION"), to pay to Purchaser, upon the closing of the Alternative Transaction, a break-up fee (the "BREAK-UP FEE") (or if such Alternative Transaction does not close and the applicable transaction agreement(s) is terminated, Sellers shall pay to Purchaser the Break-Up Fee in an amount equal to the lesser of $5,000,000 and the amount of any deposit made by the prospective party to the Alternative Transaction that is retained by Sellers in connection with such termination) in the amount of $5,000,000 to compensate Purchaser for the time and expense dedicated to this transaction and the value added by Purchaser in (1) establishing a bid standard or minimum for other bidders with respect to the Acquired Assets, (2) placing the Acquired Assets in a sales configuration mode attracting other bidders to the Auction and (3) for serving, by its name and its expressed interest, as a catalyst for other potential or actual bidders for the Acquired Assets; provided, however, that in the event the Bankruptcy Court does not approve the provisions in this Agreement relating to the Break-Up Fee, the Purchase Price pursuant to SECTION 2.03 shall be reduced to $206,300,000 and the provisions set forth in SECTION 5.09(b) shall apply. Sellers further agree that any Break-Up Fee will constitute an administrative priority claim against Sellers' estate under sections 503(b) and 507(a)(1) of the Bankruptcy Code.

            (b) In the event the Bankruptcy Court does not approve the provisions in this Agreement relating to the Break-Up Fee, Sellers hereby agree that, in the event that (i) Sellers withdraw or determine not to prosecute the Sale Motion with respect to the Acquired Assets or an Alternative Transaction is entered into by Sellers or approved by the Bankruptcy Court or (ii) a plan of reorganization or liquidation is filed by Sellers or any of their affiliates with the Bankruptcy Court which, if approved by the Bankruptcy Court, would be inconsistent with the transfer and assignment of the Acquired Assets to Purchaser as contemplated by this Agreement, to pay to Purchaser an amount equal to the actual out-of-pocket costs and expenses (including expenses of counsel, fees and expenses related to proposed financings to be entered into by Purchaser, expenses of financial advisors and expenses of other consultants and the HSR Act filing fee) incurred by Purchaser or its Affiliates in connection with this Agreement and the transactions contemplated hereby, but in no event more than $2,000,000 (the "EXPENSE REIMBURSEMENT"); provided, however, that in no event shall the Expense Reimbursement be payable to Purchaser (x) if Purchaser terminates this Agreement (other than in the event of an Alternative Transaction) for any reason other than the willful breach by Sellers of any representation, warranty, covenant or agreement set forth in this Agreement or
(y) if this Agreement is terminated by Sellers pursuant to SECTION 8.01(a),
SECTION 8.01(b) or 8.01(e)(i). Sellers further agree that the Expense Reimbursement will constitute an administrative priority claim against Sellers' estates under sections 503(b) and 507(a)(1) of the Bankruptcy Code and will be paid immediately, without further order of the Bankruptcy Court, upon the earlier to occur of (A) either of the events referred to in clause (i) of this SECTION 5.09(b) or (B) the earlier of (1) entry by the Bankruptcy Court of an order confirming, and the effective date of, the plan referred to in clause (ii) of this SECTION 5.09(b) or (2) entry by the Bankruptcy Court of an order authorizing payment of administrative expenses at any time after entry by the Bankruptcy Court of an order confirming the plan referred to in clause (ii) of this SECTION 5.09(b).

            Section 5.10 Other Assets and Agreements. Upon the discovery by Sellers or any of their Affiliates of any item included within the definition of Acquired Assets but not transferred, conveyed or assigned to Purchaser, Sellers will, and will cause their Affiliates to, (i) deliver written notice to Purchaser of the existence and non-transfer, non-conveyance or non-assumption of such item and provide Purchaser with all the information in Sellers' possession about and with access to such item as Purchaser may reasonably request, and (ii) if requested by Purchaser, shall use commercially reasonable efforts to transfer, convey or assign to Purchaser such item in the manner and on the terms and conditions as if it were an Acquired Asset under this Agreement, subject to Applicable Laws and the terms of this Agreement. The provisions of this SECTION
5.10 shall survive the Closing.

            Section 5.11 Notice of Certain Events. Each party hereto shall promptly notify the other parties hereto of any of the following events: (a) the occurrence or non-occurrence of any event which would be reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect (including if such party receives a notice of violation relating to any Hazardous Material, becomes aware that it is not in compliance with all Environmental Laws in all material respects, receives written notice from any tenant that such party is in default under any lease or becomes aware of any material default by a tenant under any lease) or (ii) any covenant, condition or agreement of such party contained in this Agreement not to be complied with or satisfied; and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this SECTION 5.11 shall not limit or otherwise affect the remedies available to the party receiving such notice.

            Section 5.12 Employment and Employee Benefits.

            (a) Not less than two (2) Business Days after such time (if any) as Purchaser shall become the Successful Bidder (as defined in Exhibit A), Purchaser or Manager shall deliver, in writing, an offer of employment to each of the employees (full or part time) of the Business (other than employees of the Company but including the so-called "CHIEF EXECUTIVE OFFICERS" of the Facilities), who are active employees of any Seller immediately prior to the Closing, to commence employment with Manager immediately following the Closing (it being agreed that Seller staffing levels shall not be increased between the date hereof and the Closing in any material respect), which offer shall be conditioned on the Closing and the applicable employee's continued employment

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as an active employee of any Seller as of the Closing. Each such offer of employment shall be at substantively the same salary or hourly wage rate and position in effect immediately prior to the Closing and shall include participation in employee welfare benefit plans of the Manager, including health insurance, comparable to those provided to existing employees of the Manager having like positions and on a basis consistent with paragraph (e) of this Section. Such individuals who accept such offers by the Closing Date are hereinafter referred as the "TRANSFERRED EMPLOYEES". In addition, each other employee of the Business who, as of the Closing, is on vacation, holiday, jury duty or on an approved leave of absence (including military leave, bereavement leave, disability leave and workers compensation leave), and who, within the shorter of the period ending three (3) months following the Closing or the period ending seven (7) days following such vacation, holiday, jury duty or approved leave of absence, presents himself or herself to the Manager as ready, willing and able (to the Manager's reasonable satisfaction) to commence the same active employment with the Manager, shall be deemed to be a Transferred Employee as of the time of such commencement. It is the present intent of Purchaser to continue the employment of a substantial number of the Transferred Employees for at least one year following the Closing; provided, however, that such Transferred Employees will be at-will employees of Purchaser or Manager and Purchaser or Manager, as the case may be, will retain the right to terminate the employment of any or all of the Transferred Employees with or without cause and with or without reason at any time following the Closing and to change any or all of the terms and conditions of employment at any time following the Closing. As of the day before the Closing Date, Sellers shall terminate their employment of all employees of the Business who are employed as of such date (other than the officers referred to above), except any who have rejected the offer of employment of Purchaser or Manager; provided that the foregoing shall not (i) limit or restrict the ability of Sellers to terminate an employee of the Business prior to such time or (ii) create any obligation on the part of any Seller to continue the employment or offer any new employment position to any such employee who has rejected such offer. Sellers will be responsible for all liabilities and claims relating to any current or former employee of the Sellers or their Affiliates arising on or prior to the time such Person becomes a Transferred Employee (including any liabilities arising under any Benefit Plan or other compensation program, arrangement or agreement of the Sellers). Sellers will retain liability for all Benefit Plans maintained by the Sellers or their Affiliates and no such Benefit Plans (or any liabilities thereunder) will be assumed by or transferred to the Purchaser. The Manager will provide any employee benefits for Transferred Employees contemplated by this SECTION 5.12 through benefit plans established or maintained by the Manager. Sellers shall make the employees of the Business available to the Purchaser, at reasonable times and in a manner intended not to disrupt ongoing operations, for the purpose of making employment offers to such employees. Purchaser or Manager will recognize the accrued and unused vacation, sick days, personal days and similar fringe benefits which were accrued by the Transferred Employee as of the Closing Date (the "ACCRUED FRINGE BENEFITS"). Sellers shall reimburse Purchaser for all cash payments made with respect to Accrued Fringe Benefits prior to March 31, 2006 (including any regularly provided wage or salary payments made during such fringe benefit period). For this purpose, the Purchaser shall within 15 days following the end of each month that ends within the period following the Closing and extending through March 2006 furnish the Sellers with a written summary of the costs incurred by Manager during such month with respect to the Accrued Fringe Benefits. Sellers shall remit the amount of such costs to Purchaser within 10 days following the receipt of each such statement.

            (b) The Sellers will retain all liability for any failure of the Sellers or of their Affiliates to comply with any of the requirements of WARN, including applicable notice requirements related to any "plant closing" or "mass layoff" (each as defined under WARN). On or before the Closing, Sellers shall provide Purchaser a list of the name and site of employment of any and all employees of the Business who have experienced, or will experience, an employment loss or layoff (as defined under WARN) within ninety (90) days prior to the Closing. Seller shall update this list up to and including the Closing.

            (c) Seller will be responsible for COBRA, under a group health plan maintained by Seller (or a successor) (if necessary, exclusively for such purpose) to all Transferred Employees, and the qualified beneficiaries under COBRA with respect to such employees, who have a COBRA qualifying event (due to termination of employment with such Seller or otherwise) prior to the Contemplated Transactions or in connection with the termination of employment by any Seller described in SECTION 5.12(a).

            (d) No provision of this Agreement will create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of a Seller in respect of continued employment (or resumed employment) with either the Business, the Purchaser or any of its Affiliates, and no provision of this Agreement will create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any plans of the Sellers and their Affiliates or any plan or arrangement which may be established or maintained by the Purchaser or any of its Affiliates. No provision of this Agreement will constitute a limitation on rights to amend, modify or terminate any employee benefit plan or arrangement of Purchaser or Manager or any of their Affiliates. The rights of Transferred Employees as employees of Purchaser or Manager shall be determined solely by the terms of their employment by Purchaser or Manager, including any benefit plans or program thereof.

            (e) Purchaser shall take all necessary actions to provide that, with respect to any welfare benefits provided to Transferred Employees on or after the Closing Date, service accrued by Transferred Employees during employment with the Sellers prior to the Closing Date shall be recognized for purposes of eligibility for and vesting of benefits to the extent such service was recognized under comparable Benefit Plans, provided, however, that nothing in this SECTION 5.12(e) shall require the payment of duplicative benefits and Purchaser shall provide for all Transferred Employees to be immediately eligible for such welfare benefits.

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

            (f) To the extent any provision of this Agreement is inconsistent with the provisions of this SECTION 5.12, the provisions of this SECTION 5.12 will control.

            (g) Any action required to be taken under this SECTION 5.12 by the Sellers may be taken by an Affiliate of the Sellers and any action required to be taken under this SECTION 5.12 by the Purchaser may be taken by an Affiliate of the Purchaser (including the Manager).

            Section 5.13 Public Announcements. Neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the Contemplated Transactions without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Sellers, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement or by the applicable rules of any stock exchange on which Purchaser or Sellers lists securities, provided that the party intending to make such release shall use its best efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other party with respect to the text thereof.

            Section 5.14 No Waiver. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall constitute a waiver of or release of, or in any way prohibit or restrict the assertion by any Seller of, any right, claim, demand or cause of action, at law or in equity, or any remedy therefor, of any of the Sellers against Purchaser or Guarantor, or against any lender, creditor, issuer of any letter of credit, participating bank in any letter of credit, secured party under any security agreement or similar agreement, bondholder, trustee under any indenture relating to any bond, or against any Affiliate or any officer, director, employee, agent, representative or advisor of any of the foregoing, or against any other Person who acted or acts in concert with any of them, in respect of any act or omission in relation to any of the Sellers, whether or not any of the foregoing Persons held such status before, during or after the time of any act or omission in relation to any of the Sellers, or whether or not such right, claim, demand, or cause of action arose before or after the date hereof, or was or is asserted before or after the date hereof, including any right, claim, demand or cause of action with respect to a continuation of such activity after the date hereof and any damages sustained therefrom before or after the date hereof. Notwithstanding any other provision of this Agreement, the assertion or prosecution by any Seller of any such right, claim, demand, or cause of action shall not constitute a breach by any Seller of any representation, warranty, covenant, agreement or other provision of this Agreement. The foregoing provisions shall survive both the Closing contemplated by this Agreement and any termination of this Agreement.

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

                                   ARTICLE VI

                        ADDITIONAL POST-CLOSING COVENANTS

            Section 6.01 Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, Sellers and Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer, or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the Contemplated Transactions. If it turns out that an Affiliate of Sellers owns any of the Acquired Assets and such Affiliate is not a party to this Agreement, Sellers shall take and shall cause such subsidiary to take (or use commercially reasonable efforts to cause any other Affiliate to take) all reasonable actions to assign such assets, properties, rights or claims to Purchaser and to give full effect to the Contemplated Transactions. The provisions of this SECTION
6.01 shall survive the Closing. Notwithstanding the foregoing provisions of this
SECTION 6.01, SECTION 5.05 or any other provision of this Agreement, nothing contained herein is intended to, or shall have the effect, of limiting, restricting or otherwise affecting the ability of Sellers to pursue any right, claim, cause of action or remedy referred to in SECTIONS 1.02(l) OR 5.14, or the obligation of Purchaser to satisfy an obligation or liability resulting therefrom.

            Section 6.02 Books and Records; Personnel. Purchaser shall allow Sellers and any of their Representatives (collectively, the "SELLER REPRESENTATIVES") access to all business records and files of Sellers or the Business that are transferred to Purchaser in connection herewith, that are reasonably required by such Seller Representatives in the administration of the Bankruptcy Cases or in anticipation of, or preparation for, any existing or future Legal Proceeding involving a Seller, Tax Return preparation, litigation, or an Excluded Liability, during regular business hours and upon reasonable notice at Purchaser's principal place of business or at any location where such records are stored, and Seller Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Purchaser's business or operations.

            Section 6.03 Undisclosed Contracts; Contested Cure Amount Contracts. Notwithstanding anything to the contrary in SECTION 1.02(b), if, after Closing, Sellers or Purchaser discover any Contract to which any Seller is a party and that is related to the Business but was not disclosed to Purchaser prior to Closing as required by this Agreement, then Sellers shall notify Purchaser of the existence of such Contract, and at Purchaser's request, Sellers shall take such steps as are necessary to cause such Contract to be assumed by, and assigned to, Purchaser, with any Cure Amounts associated therewith to be borne by Sellers. The provisions of this SECTION 6.03 shall survive the Closing.

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

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

            Section 7.01 Conditions Precedent to Obligations of Purchaser and Sellers. The respective obligations of Purchaser and Sellers to consummate the Contemplated Transactions are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Sellers in whole or in part to the extent permitted by applicable Law):

            (a) there shall not be in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions;

            (b) the Bankruptcy Court shall have entered the Bidding Procedures Order, in form and substance reasonably acceptable to Seller and Purchaser;

            (c) the Bankruptcy Court shall have entered the Sale Order and the Sale Order shall not have been stayed or any stay period applicable to the Sale Order shall have expired or shall have been waived by the parties;

            (d) if any filing under the HSR Act or other antitrust Laws is required, the waiting period applicable to the Contemplated Transactions under the HSR Act or such other antitrust Laws shall have expired or early termination shall have been granted with respect thereto;

            (e) each of Seller Required Governmental Approvals and Purchaser Required Governmental Approvals shall have been received and shall be in full force and effect, including any involving the approval of the appropriate state agency responsible for reviewing and approving the change of ownership of the subject Facilities and the receipt by Purchaser of any appropriate licenses to legally operate the Facilities as required by applicable state Law.

            Section 7.02 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the Contemplated Transactions is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of each Seller set forth in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case, on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty other than a representation or warranty qualified by Material Adverse Effect, the condition set forth in this
SECTION 7.02(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect; and Purchaser shall have received a certificate signed by an authorized officer of NBA, on behalf of all Sellers, dated the Closing Date, to the foregoing effect;

            (b) each Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of NBA, on behalf of all Sellers, dated the Closing Date, to the forgoing effect; provided, however, that if any one or more Assumed Contracts has been excluded from assumption by Purchaser pursuant to SECTION 1.04(h), the exclusion of such contract or contracts from the Assumed Contracts in accordance with such Section shall not be considered a failure of Sellers to have performed and complied with their obligations hereunder unless the unavailability to Purchaser of such contract or contracts shall have a Material Adverse Effect;

            (c) on or prior to the date which is five (5) Business Days prior to the Bid Deadline, Sellers shall have obtained from the lessor under the Cypress Village Ground Lease (the "CYPRESS VILLAGE GROUND LESSOR") and delivered to the Purchaser evidence reasonably satisfactory to the Purchaser that the Cypress Village Ground Lessor has either (i) agreed to (A) sell, transfer and convey to Purchaser, at Closing all of its right, title and interest in and to the Leased Real Property for a purchase price not in excess of an amount equal to $1,695,000 net to the Cypress Village Ground Lessor (but in no event more than $1,850,000) and (B) terminate the Cypress Village Ground Lease contemporaneously with the consummation of such sale of the Leased Real Property, or (ii) agreed to execute in favor of Purchaser (x) a commercially reasonable estoppel, dated not earlier than 60 days prior to the Closing Date, in favor of Purchaser, confirming that the Cypress Village Ground Lease is in full force and effect (and attaching a true and correct copy of the Cypress Village Ground Lease), the tenant is not in default thereunder (except to the extent there exists any default related to the commencement of the Bankruptcy Cases), the date through which rent has been paid and such other matters reasonably required by Purchaser and shall agree to provide substantially similar estoppels, from time to time, as requested by the lessee under the Cypress Village Ground Lease, and (y) an amendment to the Cypress Village Ground Lease (or other similar agreement or acknowledgement executed by the Cypress Village Ground Lessor) to include or otherwise provide for, in all material respects, the Lease Financing Provisions; and, in addition to the foregoing, at or prior to Closing, the Cypress Village Ground Lessor has delivered to Purchaser the instruments of conveyance or other documents referred to in the foregoing clause (i) or (ii), as applicable;

            (d) Sellers shall have taken reasonable steps necessary to appoint Purchaser or its designees as their successor with respect to the control, governance, use or operation of any portion of the Real Property Assets or related Equity Homes and to transfer such rights of Sellers to Purchaser; and, to the extent necessary, (i) Sellers shall have taken such steps as are necessary to remove Sellers from any decision-making roles with respect to the Declaration and Restrictions for Foxwood Springs (including amendments thereto) following the Closing, (ii) Sellers shall have designated Purchaser or its designees as the "operator" under the First Amended and Restated Indenture of Restrictions of Robin Run Village (including amendments thereto) and shall have executed a declaration or amendment to said indenture, in recordable form, reasonably acceptable to Purchaser, transferring all rights of Sellers thereunder to Purchaser, (iii) Sellers shall have assigned to Purchaser, pursuant to an instrument in recordable form, all of its rights under the Amended and Restated Declaration of Covenant Conditions and Restrictions of Village at Skyline, and (iv) Sellers shall have irrevocably designated Purchaser and its designees as the "operator" under the Indenture of Restrictions Regarding Cypress Village (including the amendments thereto) and shall have executed a declaration or amendment to said indenture, in recordable form, reasonably acceptable to Purchaser, transferring all rights of Sellers thereunder to Purchaser;

            (e) there shall not have occurred since the date hereof any event or events (including Purchaser becoming aware after the date hereof of material information concerning the Business or the Acquired Assets existing prior the date hereof) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect;

            (f) Sellers shall have delivered, or caused to be delivered or be ready, willing and able to deliver, to Purchaser at the Closing all of the applicable items set forth in SECTION 2.05; and

            (g) Purchaser has not elected not to proceed with the Closing in accordance with SECTION 1.04(h)(i)(B).

            Section 7.03 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the Contemplated Transactions are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case, on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty other than a representation or warranty qualified by material adverse effect on the ability of Purchaser to consummate the Contemplated Transactions, the condition set forth in this SECTION 7.03(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the Contemplated Transactions; and NBA shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

            (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and NBA shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect; and

            (c) Purchaser shall have delivered, or caused to be delivered or be ready, willing and able to deliver, to Sellers at the Closing all of the applicable items set forth in SECTION 2.05.

            Section 7.04 Frustration of Closing Conditions. Neither Sellers nor Purchaser may rely on the failure of any condition set forth in SECTIONS 7.1,
7.2 or 7.3, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                  ARTICLE VIII

                       FURTHER AGREEMENTS AND TERMINATION

            Section 8.01 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

            (a) by mutual consent of Sellers and Purchaser;

            (b) subject to SECTION 2.10, by either of Sellers or Purchaser (provided that such party is not then in material breach of any provision of this Agreement), (i) if a Governmental Authority shall have issued an Order, or taken any other action (which Order the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions and such Order or other action shall have become final and non-appealable; provided, that, if such Order or other action relates to an immaterial portion of the Business, Purchaser may, at its option by notice given by Purchaser to Sellers within five
(5) Business Days after the exercise by Sellers of such termination rights, elect to forego, without any purchase price adjustment, the acquisition of the Acquired Assets affected by such Order, or other action and, in such case, Sellers will not have a right of termination pursuant to this SECTION 8.01(b) and any Sellers' notice of termination pursuant to this SECTION 8.01(b) shall be void or (ii) if responsibility for payment of all the Cure Amounts with respect to the Residency Agreements have not been assumed by the Sellers and/or the Purchasers in accordance with the last paragraph of SECTION 1.04 by the last date for such assumption provided thereby;

            (c) subject to the right of Purchaser to receive any Break-Up Fee or Expense Reimbursement, as applicable, and the return of the Good Faith Deposit as provided hereby, by Sellers in the event that the Bankruptcy Court approves an Alternative Transaction, upon the day after entry of such approval order;

            (d) by Purchaser (provided that Purchaser is not then in material breach of any provision of this Agreement):

                  (i) if the Bidding Procedures Order in substantially the form contemplated by this Agreement (unless Purchaser shall have agreed to all modifications) shall not have been approved by the Bankruptcy Court on or before October 31, 2004 and entered promptly thereafter, and, as of the time of such termination of this Agreement, the Bidding Procedures Order shall not have been entered by the Bankruptcy Court;

                  (ii) if the Sale Order in respect of the Contemplated Transactions in substantially the form contemplated by this Agreement (unless Purchaser shall have agreed to all substantial modifications) shall not have been approved by the Bankruptcy Court on or before February 15, 2005 and entered promptly thereafter, and, as of the time of such termination of this Agreement, the Sale Order shall not have been entered by the Bankruptcy Court; provided, however, that, if Sellers have received and accepted a Qualified Bid (as defined in Exhibit A hereto) other than that of Purchaser before the Purchaser has terminated this Agreement pursuant to this subparagraph (ii), and provided that the Bankruptcy Court shall have approved the provisions herein relating to the Break-Up Fee, Purchaser may not terminate this Agreement until the 60th day after the Bankruptcy Court has entered an order approving another Qualified Bid;

                  (iii) if there shall be a breach by Sellers of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in
      SECTION 7.02(a) or (b) and which breach cannot be cured or has not been cured by the earlier of (i) twenty (20) Business Days after the giving of written notice by Purchaser to Sellers of such breach and (ii) the Termination Date;

                  (iv) in accordance with the election described in SECTION 1.04(h)(i)(B); or

                  (v) if the Closing shall not have occurred on or before the later of (A) March 31, 2005 (the "TERMINATION DATE") or (B) if Sellers have received and accepted a Qualified Bid (as defined in Exhibit A hereto) other than that of Purchaser before the Purchaser has terminated this Agreement pursuant to this subparagraph (v) and provided that the Bankruptcy Court shall have approved the provisions herein relating to the Break-Up Fee, the 60th day after the Bankruptcy Court has entered an order approving another Qualified Bid.

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

            (e) by Sellers (provided that Sellers are not then in material breach of any provision of this Agreement):

                  (i) if there shall be a breach by Purchaser of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in
      SECTION 7.03(a) or (b) and which breach cannot be cured or has not been cured by the earlier of (i) 20 Business Days after the giving of written notice by Sellers to Purchaser of such breach and (ii) the Termination Date;

                  (ii) subject to the right of Purchaser to receive any Break-Up Fee or Expense Reimbursement, as applicable, and the return of the Good Faith Deposit pursuant to SECTION 2.02(c), if Sellers accept a Qualified Bid at the Auction other than that of Purchaser;

                  (iii) if the Closing shall not have occurred on or before the Termination Date; or

                  (iv) if the Sellers have elected to terminate this Agreement pursuant to Section 2.04(d) by reason of excess Deferred Capital Expenditures.

            Section 8.02 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to SECTION 8.01, written notice thereof shall forthwith be given to the other parties to this Agreement and, without further action by any of the parties hereto, this Agreement shall thereupon terminate and the parties shall thereupon have no liability or further obligations with respect to the Contemplated Transactions, except that (i) the provisions of SECTION 5.13 (Public Announcements), this SECTION 8.02 (Procedure and Effect of Termination), ARTICLE XI (General Provisions) and any applicable provisions relating to any Break-Up Fee or Expense Reimbursement, as well as any definitions of defined terms used therein shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party arising prior to the termination as a result of a breach of the breaching party's representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX

                 CASUALTY AND CONDEMNATION OF THE REAL PROPERTY

            Section 9.01 Casualty.

            (a) If, on or prior to the date of the Closing, all or a "material part" (as defined below) of any Facility shall be damaged or destroyed by fire or other casualty (a "CASUALTY EVENT"), then, in any such event, Purchaser may, at its option, either (i) elect to exclude such Facility from the transactions contemplated by this Agreement, whereupon such Facility shall be deemed to be an Excluded Asset, the Purchase Price shall be reduced by the Allocable Portion relating to such Excluded Asset and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with such Excluded Asset, or (ii) proceed to close the transactions contemplated by this Agreement, in which event all of the provisions of SECTION 9.01(b)(i) and SECTION 9.01(b)(ii) shall apply. If Purchaser shall fail to make an election pursuant to this SECTION 9.01(a) prior to the earlier of (A) thirty (30) days after Purchaser's receipt of written notice of the applicable casualty event from Sellers and (B) the Closing Date, then Purchaser shall be deemed to have made an election pursuant to clause (ii) of this SECTION 9.01(a).

            (b) If, on or prior to the Closing Date, less than a material part of any Real Property Asset shall be damaged or destroyed by a casualty event, Purchaser shall nevertheless consummate the transactions contemplated herein pursuant to all the terms and conditions of this Agreement (without any adjustment to the Purchase Price except as otherwise set forth herein) with respect to such damaged Real Property Asset, subject to the following: (i) Sellers shall not (x) adjust and settle any insurance claims with respect to such damaged Real Property Asset, or (y) enter into any construction or other contract for the repair or restoration of such damaged Real Property Asset, in each case, without Purchaser's prior written consent (except no such consent shall be necessary to repair or restore any emergency or hazardous condition at such damaged Real Property Asset), which consent shall not be unreasonably withheld or delayed, and (ii) at the Closing, Sellers shall (1) pay over to Purchaser the amount of any insurance proceeds, to the extent collected by Sellers in connection with such casualty event, less the amount of the actual and reasonable unreimbursed expenses incurred by Sellers in connection with collecting such proceeds and making any repairs to the applicable Real Property Asset occasioned by such casualty event pursuant to any contract (provided that such contract was reasonably approved by Purchaser if required by this Section) and (2) assign to Purchaser in form reasonably satisfactory to Purchaser all of the applicable Sellers' right, title and interest in and to any insurance proceeds that are uncollected at the time of the Closing and that may be paid in respect of such casualty event. Sellers shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing. Notwithstanding the foregoing, the benefit of any insurance proceeds in relation to "business interruption" damages based upon lost profits or business opportunities in respect of the period prior to the Closing Date and insurance proceeds in relation to such damages to the extent attributable to any property replaced or restored before the Closing Date or otherwise used for such purposes will inure to the benefit of and be payable to the Sellers and Purchaser will not be entitled to receive or retain such proceeds.

            For the purpose of this Section, the phrase a "material part" of a Facility Asset shall mean a portion of such Facility the cost of repair or restoration of such portion is estimated by a reputable contractor selected by Sellers and reasonably satisfactory to Purchaser, to be in excess of five percent (5%) of the Allocable Portion relating to such Facility.

            (c) If, prior to the Closing Date, any Facility or any portion thereof shall be materially damaged or destroyed by a casualty event, Sellers shall promptly give

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

Purchaser written notice of such event, including information in reasonable detail regarding the extent of the damage to such Facility or portion thereof.

            Section 9.02 Condemnation Pending Closing. If, prior to the Closing Date, condemnation or eminent domain proceedings shall be commenced by any competent public authority against any Facility or any portion thereof, Sellers shall promptly give Purchaser written notice thereof. After notice of the commencement of any such proceedings (from Sellers or otherwise) and in the event that the taking of such Facility pursuant to such proceedings would constitute a "Material Taking" (hereinafter defined), Purchaser shall have the right (i) to accept title to such Facility subject to such proceedings, whereupon any award payable to Sellers shall be paid to Purchaser and Sellers shall deliver to Purchaser at the Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser, or (ii) elect to exclude such Facility from the transactions contemplated by this Agreement, whereupon such Facility shall be deemed to be an Facility, the Purchase Price shall be reduced by the Allocable Portion relating to such Excluded Asset and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with such Excluded Asset. For the purposes of this SECTION 9.02, a taking shall be deemed to be a "MATERIAL TAKING" with respect to any Facility if such taking materially and adversely affects access to such Facility, or leaves a remaining balance of such Facility which may not be economically operated for the purpose for which the Facility was operated prior to such taking, or if in the reasonable estimation of an appraiser selected by Sellers, subject to Purchaser's reasonable approval, the taking would result in a claim for condemnation proceeds equal to or in excess of five percent (5%) of the Allocable Portion of the Purchase Price with respect to such Facility. If a Facility is elected to be treated as an Excluded Asset pursuant to clause (ii) of this SECTION 9.02, then Sellers shall use all reasonable commercial efforts to cause such Excluded Asset to be transferred from the Company or the related Company Subsidiary to the applicable public authority prior to the Closing Date. If Purchaser shall fail to make an election pursuant to this SECTION 9.02 prior to the earlier of (A) thirty (30) days after Purchaser's receipt of written notice of the applicable proceedings from Sellers and (B) the Closing Date, then Purchaser shall be deemed to have made an election pursuant to clause (i) of this SECTION 9.02.

                                   ARTICLE X

                                 INDEMNIFICATION

            Section 10.01 Survival.

            (a) Subject to SECTIONS 10.01(b) and (c) (which shall survive the Closing), all of the representations and warranties of Sellers and Purchasers contained in this Agreement or in any certificate delivered by Sellers or Purchasers pursuant to this Agreement shall not survive the Closing.

            (b) Sellers shall indemnify, defend and hold harmless Purchaser and its Affiliates, and the directors, managers, members, equity holders, trustees, officers,

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

employees and agents thereof, from and against any and all Damages resulting from or arising out of any Excluded Liability or any claim by a Third Party for payment of an Excluded Liability.

            (c) Purchaser shall indemnify, defend and hold harmless Sellers and their Affiliates, and the directors, managers, members, equity holders, trustees, officers, employees and agents thereof, from and against any and all Damages resulting from or arising out of any Assumed Liability or any claim by a Third Party for payment of an Assumed Liability.

            Section 10.02 Matters Involving Third Parties.

            (a) If a Third Party notifies any party hereto (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against the other party hereto (the "INDEMNIFYING PARTY") under this ARTICLE X, then the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party thereof promptly and in any event within ten (10) days after receiving any written notice from a third party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and solely to the extent that, the Indemnifying Party is actually and substantially prejudiced thereby.

            (b) Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may, subject to the Indemnifying Party's rights to assume the defense of such matter pursuant to paragraph (c) below, defend against the matter in any reasonable manner it deems appropriate. The Indemnified Party shall keep the Indemnifying Party informed as to the status of such actions.

            (c) The Indemnifying Party may at any point in time choose to assume the defense of all of such matter if the Indemnifying Party provides evidence reasonably satisfactory to the Indemnified Party of its ability to provide the indemnification required pursuant to this ARTICLE X.

            (d) Upon assumption of the defense by the Indemnifying Party:

                  (i) the Indemnifying Party shall defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

                  (ii) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party shall be responsible for the fees and expenses of one separate co-counsel for all Indemnified Parties to the extent the Indemnified Party is advised, in writing by its outside counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest, or (y) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party); and

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

                  (iii) the Indemnified Party shall make available to the Indemnifying Party and its attorneys and accountants all books and records of the Indemnified Party relating to such proceedings or litigation and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action or proceeding.

            (e) Assumption of the defense of any matter by the Indemnifying Party shall without further action constitute an irrevocable waiver by the Indemnifying Party of its right to claim at a later date that such third party action for which the defense was assumed is not a proper matter for indemnification pursuant to this ARTICLE X.

            (f) The Indemnified Party shall not consent to the entry of a judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed.

            (g) The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter which may give rise to a claim for indemnification or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

            Section 10.03 Certain Additional Provisions Relating to Indemnification.

            (a) The indemnification provisions set forth in this ARTICLE X shall only apply after the Closing Date, and after the Closing Date shall constitute the sole and exclusive recourse and remedy available to the parties hereto with respect to any monetary damages resulting from any breach of any representation, warranty, covenant or agreement contained in this Agreement or in any certificate delivered pursuant to this Agreement pertaining to any Excluded Liability or Assumed Liability in respect of which indemnification is provided, except in a case involving actual fraud.

            (b) No indemnification shall be available to Purchaser for breach of any covenant or agreement by Sellers to the extent such breach results in an adjustment to the Purchase Price.

            (c) Pursuant to Bankruptcy Code sections 503(b) and 507(a)(1), the indemnification obligations of Sellers pursuant to this ARTICLE X shall receive administrative claim status.

            (d) All payments by an Indemnifying Party under ARTICLE X shall be treated as an adjustment to the Purchase Price for all foreign, federal, state and local income Tax purposes.

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

                                   ARTICLE XI

                               GENERAL PROVISIONS

            Section 11.01 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three (3) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

            (a) If to Purchaser, to:

                Fortress NBA Acquisition LLC
                c/o Fortress Investment Group LLC
                1251 Avenue of the Americas, 16th Floor
                New York, New York 10020
                Telecopy: (212) 798-6070
                Attention: William B. Doniger

                with copies to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, New York 10036
                Telecopy: (212) 735-2000
                Attention: J. Gregory Milmoe, Esq.

            (b) If to Sellers, to:

                The National Benevolent Association
                of the Christian Church (Disciples of Christ)
                11780 Borman Drive
                St. Louis, Missouri 63146
                Telecopy: (314) 993-9018
                Attention: Cindy Dougherty

                With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, NY 10153
                Telecopy: (212) 310-8007
                Attention: Deryck A. Palmer, Esq.
                           Robert L. Messineo, Esq.

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

                and

                Houlihan Lokey Howard & Zukin Capital
                123 North Wacker Drive, Suite 400
                Chicago, Illinois 60606
                Telecopy: (312) 346-0951
                Attention: Matthew R. Niemann
                           Andrew Turnbull

                and

                Haynes & Boone, LLP
                901 Main Street, Suite 3100
                Dallas, Texas  75202
                Telecopy: (214) 651-5940
                Attention: Robert D. Albergotti, Esq.

            Section 11.02 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 11.03 Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits attached hereto and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto, including by operation of law or otherwise except (i) with the written consent of the other parties hereto, or (ii) by Purchaser to one or more of its direct or indirect subsidiaries or other Affiliates, which assignment shall not relieve Purchaser of any of its obligations hereunder.

            Section 11.04 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York.

            Section 11.05 Venue and Retention of Jurisdiction. All actions brought, arising out of, or related to the Contemplated Transactions shall be brought in the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to determine any and all such actions.

            Section 11.06 Expenses. Except as otherwise provided herein, whether or not the actions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses.

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

            Section 11.07 Amendment. Except as otherwise expressly provided herein, this Agreement (including the Schedules and Exhibits hereto) may not be amended except by an instrument in writing signed on behalf of the parties hereto.

            Section 11.08 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            Section 11.09 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

            Section 11.10 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement (including any employee or former employee of a Seller, creditor or interest holder) any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as otherwise explicitly provided by ARTICLE X.

            Section 11.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to all other remedies available at law or in equity.

            Section 11.12 No Other Representation. THE PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ACQUIRED ASSETS SHALL BE CONVEYED AND TRANSFERRED TO THE PURCHASER "AS IS, WHERE IS, AND WITH ANY AND ALL FAULTS AND PATENT AND LATENT DEFECTS," AND SELLERS HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY DISCLAIM ANY REPRESENTATION, PROMISE, COVENANT, AGREEMENT, GUARANTY OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, CONDITION, SUITABILITY, HABITABILITY, OR FITNESS OF ANY OF THE ACQUIRED ASSETS FOR ANY

PURPOSE WHATSOEVER, INCLUDING ANY REPRESENTATION REGARDING SOIL CONDITIONS, AVAILABILITY OF UTILITIES, DRAINAGE, ZONING LAWS, ENVIRONMENTAL LAWS, OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTES, CODES, REGULATIONS OR ORDINANCES. THE PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT THE PROVISIONS IN THIS AGREEMENT FOR THE PURCHASER'S INSPECTION AND INVESTIGATION OF THE ACQUIRED ASSETS ARE ADEQUATE TO ENABLE THE PURCHASER TO MAKE THE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE SUITABILITY OR FITNESS OF THE LAND, INCLUDING WITH RESPECT TO SOIL CONDITIONS, AVAILABILITY OF UTILITIES, DRAINAGE, ZONING LAWS, ENVIRONMENTAL LAWS, AND ANY OTHER FEDERAL, STATE OR LOCAL STATUTES, CODES REGULATIONS OR ORDINANCES. THE PURCHASER ACKNOWLEDGES THAT THE DISCLAIMERS, AGREEMENTS AND OTHER STATEMENTS SET FORTH IN THIS PARAGRAPH ARE AN INTEGRAL PORTION OF THIS AGREEMENT.

            Section 11.13 No Personal Liability. In entering into this Agreement, the parties understand, agree and acknowledge that no director, trustee, officer, manager, member, employee, shareholder, attorney, accountant, advisor or agent of any of the parties hereto shall be personally liable or responsible to any other party or its Affiliates, directors, trustees, officers, managers, members, employees, shareholders, attorneys, accountants, advisors or agents for the performance of any obligation under this Agreement of any party to this Agreement or the truth, completeness or accuracy of any representation or warranty contained in, or statement made in, this Agreement or any document prepared pursuant hereto and that all obligations hereunder are those of the named parties only (but nothing contained herein shall limit the liability of any person for his or her fraudulent acts).

            Section 11.14 Schedules. Sellers may, at their option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Schedules shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section.

            Section 11.15 Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            Section 11.16 Bulk Sales Laws. Purchaser hereby waives compliance by Sellers with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Acquired Assets to Purchaser.

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

            Section 11.17 Guaranty. The Guarantor hereby guarantees the performance by Purchaser of its obligations under this Agreement (on the terms and subject to the conditions set forth in this Agreement). The Guarantor hereby waives: (i) diligence, presentment, protest, acceleration and dishonor; (ii) filing of claims with a court in the event of insolvency or bankruptcy of Purchaser; (iii) all defenses based on laws of suretyship; (iv) all demands whatsoever, except to the extent required to be made upon Purchaser; and (v) any right to require a proceeding first against Purchaser. No amendment, modification or waiver of any of the terms, covenants or conditions of this Agreement shall operate to discharge Guarantor from any of its obligations under this SECTION 11.17. Guarantor's guaranty under this SECTION 11.17 (i) will not be discharged except upon satisfaction by Purchaser of its obligations hereunder and (ii) is a guaranty of payment and not collection.

                                  ARTICLE XII

                                   DEFINITIONS

            Section 12.01 Certain Defined Terms. As used herein, those terms that are defined in other Sections of this Agreement shall have the meanings given to them in those Sections and the terms below shall have the following meanings.

            "AFFILIATE" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes hereof, the term "Affiliate" as it relates to Purchaser shall include Fortress Investment Trust, Fortress Brookdale Acquisition LLC, FIT NBAS LLC, and Brookdale Living Communities, Inc.

            "APPLICABLE LAW" means any law, statute, order, rule, ordinance or regulation in any jurisdiction where the Business is conducted.

            "ACTION OR PROCEEDING" means all actions, suits, proceedings, pleadings, charges, complaints, claims or demands.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Western District of Texas.

            "BUSINESS" means the business of Sellers involving the ownership and operation of the senior living communities and facilities located on the Real Property Assets identified on SCHEDULE I, including the provision thereat of independent living, assisted living, intermediate care and skilled nursing care services, as well as the rental, sale and maintenance of independent residences to senior citizens and the elderly. The term "Business" does not mean, nor shall it include, the business of any of the Sellers involving (i) the ownership, operation or provision of any children's or special care services (as provided at other locations) (other than to senior citizens or the elderly as described above) or any management services with respect to any business or facility not otherwise located on the Real Property Assets, or the ownership or operation of related facilities or the management of low and moderate income housing facilities, (ii) Sellers' charitable fund-raising or other charitable endeavors or (iii) any business of Sellers which is not conducted on or with respect to the Real Property Assets.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMERCIAL LEASE" means each commercial lease, sublease, license, occupancy or other agreement for the present or future lease, rental, use or occupancy of any space in or on any of the Real Property Assets, in respect of which a Seller holds the interest of the lessor, sublessor or licensor thereunder, as the case may be, and all guaranties or other documents relating thereto. For the sake of clarity, any Person who has a right to use or occupy any space at any Real Property Asset, who is not listed as a tenant under a Residency Agreement, shall be deemed to be a tenant under a Commercial Lease.

            "CONFIDENTIALITY AGREEMENT" means the letter agreement between Seller and Purchaser regarding confidential treatment of certain information concerning Seller and their Affiliates.

            "CONTRACT" means each contract (including, without limitation, an Equity Home Servicing Agreement), commitment, lease of personal property, license, purchase order and any other legally binding arrangement, oral or written, to which a Seller is a party or to which a Seller or any of the Acquired Assets is subject and which relate to the Business, but excludes any Property Agreements.

            "CURE AMOUNTS" means the cure amounts payable in order to cure any defaults or otherwise effectuate, pursuant to the Bankruptcy Code, the assumption by a Seller or Sellers and assignment to and assumption by Purchaser of Assumed Contracts or Residency Agreements to be assigned to Purchaser in accordance herewith; provided, however, that, if the Bankruptcy Court has estimated and authorized a Seller to reserve an amount on account of a claim for a Cure Amount that has not been resolved, the amount so estimated shall be the Cure Amount with respect to an Assumed Contract or Residency Agreement.

            "DAMAGES" means any and all losses, damages, claims, demands, causes of action, suits or judgments of any nature, costs and expenses (including reasonable fees and expenses of attorneys).

            "ENVIRONMENTAL LAWS" means any and all Laws relating to pollution or protection of the environment in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business or where the Acquired Assets are or were located, including Laws relating to Hazardous Materials, or exposure to Hazardous Materials.

            "ENVIRONMENTAL PERMITS" means any Permits required by Environmental Laws for the conduct of the Business.

            "EQUITY HOME SERVICING AGREEMENTS" means all agreements between Sellers and the owners of the Equity Homes.

            "ESCROW AGENT" means Citibank, N.A., the escrow agent under the Escrow Agreement.

            "ESCROW AGREEMENT" means the Escrow Agreement that Sellers and Purchaser agree to negotiate in good faith and enter into within two (2) Business Days following the filing by Sellers of the Bidding Procedures Motion with the Bankruptcy Court, as the same may be amended, modified, or supplemented from time to time.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "FACILITIES" shall have the meaning provided by SECTION 3.04(a).

            "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

            "GOVERNMENTAL AUTHORITY" means any domestic or foreign national, regional, state, provincial or local court, governmental or quasi-governmental regulatory or other agency, authority, commission, board or other authority with jurisdiction over the Business (including the Bankruptcy Court).

            "HAZARDOUS MATERIALS" means: (i) any "waste," "hazardous waste," "industrial waste," "solid waste," "hazardous material, "hazardous substance," "toxic substance," "hazardous material," "pollutant," or "contaminant" as those or similar terms are defined, identified, or regulated under any Environmental Laws; (ii) any asbestos, polychlorinated biphenyls, or radon; (iii) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof; and (iv) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or results in any Governmental Authority requiring any environmental investigation, remediation, or monitoring thereof.

            "INCLUDE" and "INCLUDING" mean including without limitation.

            "INSTITUTIONAL MORTGAGEE" means a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually, as agent for others, as a trustee, as a servicing agent or in a fiduciary capacity), an insurance company, a commercial credit corporation, Fannie Mae, Freddie Mac or similar financing companies, an investment bank or an Affiliate thereof regularly engaged in the business of making commercial loans, a real estate investment trust, real estate fund, a loan conduit program or other similar investment entity, or any other Person regularly engaged in the business of making commercial real estate loans.

            "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, owned or used by Sellers and related to the conduct of the Business (except as provided in SECTION 1.07):

                  (i) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

                  (ii) copyright registrations and applications for registration thereof and un-registered copyrights; and

                  (iii) all licenses in respect of any of the items identified in clauses (i) and (ii) of this definition.

            "KNOWLEDGE" with respect to Seller means the actual, direct and personal knowledge of any of the representatives of Seller identified on
SCHEDULE XII, with respect to Purchaser means the actual, direct and personal knowledge of the representatives of the Purchaser (including of the Manager) identified on SCHEDULE XII and with respect to any individual, or any other Person, as the case may be, such individual's actual, direct and personal knowledge, in each case after reasonable inquiry.

            "LAW" means any federal, state, local or foreign law, statute, code, ordinance, Order, rule or regulation.

            "LEASE FINANCING PROVISIONS" means provisions pursuant to which: (i) the tenant has the right, without the landlord's consent, to grant a mortgage or security interest with respect to the tenant's leasehold interest under the Cypress Village Ground Lease to an Institutional Mortgagee and such Institutional Mortgagee or its designee may succeed to the tenant's interest under the Cypress Village Ground Lease whether by foreclosure, or assignment of the tenant's interest in the ground lease in lieu of foreclosure, without the consent of the Cypress Village Ground Lessor; (ii) the landlord agrees to provide the Institutional Mortgagee with notice of any default by the tenant under the Cypress Village Ground Lease and a reasonable opportunity to cure such default prior to the exercise by the landlord of its right to terminate the Cypress Village Ground Lease; (iii) the landlord agrees to not enter into any amendment or modification of the Cypress Village Ground Lease without the prior written consent of the Institutional Mortgagee (provided that the Institutional Mortgagee has provided to landlord current notice information); (iv) to the extent permitted by applicable law, the landlord agrees that in a condemnation proceeding with respect to any property subject to the Cypress

Village Ground Lease, each of landlord and tenant may seek a separate condemnation award based on their respective interests in the property subject to condemnation; (v) the landlord agrees that if the Cypress Village Ground Lease is terminated for any reason (including as a result of the rejection of the lease in a bankruptcy proceeding), the Institutional Mortgagee shall have the right, within thirty (30) days following the date of such termination or rejection, to enter into a new ground lease with the landlord on substantially the same terms as the Cypress Village Ground Lease for the remaining term thereof (including with respect to the tenant's purchase option contained therein); and (vi) the landlord agrees that if the Institutional Mortgagee succeeds to the interest of tenant under the Cypress Village Ground Lease, the Institutional Mortgagee shall not be liable for any defaults of the prior tenant which, by their nature, cannot be cured by the Institutional Mortgagee (such incurable defaults shall not include the payment of rent or other amounts to the landlord).

            "LEASED REAL PROPERTY" means that certain parcel of land consisting of approximately 19.55 acres and described as the "Leased Premises" under the Cypress Village Ground Lease.

            "LEGAL PROCEEDING" means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any domestic or foreign governmental or regulatory body or authority.

            "LIABILITY" means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

            "LIENS" means any pledge, option, charge, hypothecation, easement, security interest, right of way, encroachment, mortgage, deed of trust, or other encumbrances or restrictions on transfer and shall also have the meaning ascribed to "lien" in section 101 of the Bankruptcy Code.

            "MANAGER" means the Person or Persons engaged by Purchaser to manage the Facilities following the Closing.

            "MATERIAL ADVERSE EFFECT" means any one or more events, conditions or circumstances which result in or would reasonably be expected to result in
(i) a material adverse effect on the properties, assets, results of operations or condition (financial or otherwise) of the Business taken as a whole or (ii) a material adverse effect on the ability of Sellers to perform their obligations hereunder, in either case other than an effect resulting from (i) any change in the United States or foreign economies or securities or financial markets in general (including any such change resulting from any natural calamity, act of war, hostilities or act of terrorism); (ii) any change that generally affects the industry in which Sellers operate (including any such change resulting from any natural calamity, act of war, hostilities or act of terrorism); (iii) any action taken by

Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Sellers, including its employees; and (iv) the pendency of the Bankruptcy Cases or the proceedings relating thereto.

            "MATERIAL CONTRACT" means any written or, to the Knowledge of Sellers, oral contract, agreement, lease, license, instrument or other legally binding and enforceable commitment to which the Company or any of the Company Subsidiaries is a party or is otherwise subject which requires an annual payment in excess of $100,000.

            "MAY 6TH ORDER" means the Final Order and Stipulation dated May 6, 2004 Regarding the Debtors' Motion to Maintain and Honor Obligations Relating to Entrance Fee Programs at the Debtors' Senior Care Living Facilities.

            "MEDIATOR" means Judge Lief Clark, as appointed as mediator in the Bankruptcy Cases (and any successor appointee).

            "NBA ASSETS" means the Acquired Assets owned by the Company other than the Real Property Assets owned by NBA.

            "NEW SURVEY" a survey of the applicable Real Property Asset performed by a surveyor licensed in the state in which such asset is located and certified to Purchaser as having been prepared in accordance with 1999 minimum standard details for a land survey jointly adopted by ALTA/ACSM.

            "ORDER" means any judgment, injunction, ruling, order, writ, decree or award, including final determinations under arbitration proceedings.

            "OWNED REAL PROPERTY" means the fee estate in and to those certain plots, pieces and parcels of land owned by a Seller (including all Equity Homes owned by a Seller), used in the Business and identified in the descriptions referred to in SECTION 3.04 (the "Land"), together with all of the buildings and other improvements built on or attached or appurtenant to the Land or to the land leased to the Company under the Cypress Village Ground Lease (to the extent of the Company fee ownership of such buildings and improvements), together with the Sellers' right, title and interest, if any, in and to any strips and gores adjacent to the Land and any land lying in the bed of any street, road or avenue, opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof, and all right, title and interest, if any, of Sellers in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or damage to the Land by reason of change of grade of any street. Consistent with SECTION 2.07, it is understood that the actual legal description of the Land will be the legal description set forth in the Title Commitments and New Surveys.

            "PERMITS" means all permits, licenses, franchises, quality certifications, certificates of occupancy, variances, exemptions, orders and other governmental authorizations, consents, waivers, registrations and approvals necessary to conduct the Business as presently conducted.

            "PERMITTED ENCUMBRANCES" means, with respect to or upon any Acquired Assets, any (i) easements, encroachments, licenses, rights of way, defects or imperfections in title, charges, restrictions, encumbrances or similar reservations of grant or clouds on title which do not materially impair the current use, occupancy, or value, or the marketability of title, of such Acquired Asset and which would not individually (or in the aggregate with others) be reasonably expected to materially interfere with the use or enjoyment of such Acquired Asset by Purchaser in the same manner it is currently being used or enjoyed by Seller in the Business; (ii) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of the Business; (iii) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' Liens, incurred in good faith in the ordinary course of the Business and securing obligations, including with respect to current Taxes, assessments or other governmental charges, which are not yet due, (iv) Assumed Liabilities, (v) defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in the Title Commitments which the Sellers do not otherwise cure pursuant to SECTION 2.07, (vi) zoning, entitlement and other land use and environmental regulations by any Governmental Authority; (vii) extensions, renewals and replacements of Liens referred to in (i) through (vii) of this sentence; provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the original Lien extended, renewed or replaced. For purposes hereof, "Surviving Permitted Encumbrances" shall mean the categories of Permitted Encumbrances described in the foregoing sentence, other than those referred to in clause (ii), and other than extensions, renewals and replacements referred to in clause (vii) of such item referred to in clause (ii).

            "PERSON" means any natural person, firm, partnership, limited liability company, association, corporation, trust, business trust or other entity (including any Governmental Authority).

            "PROPERTY AGREEMENTS" means collectively, the Residency Agreements and the Commercial Leases.

            "REAL PROPERTY ASSETS" means, collectively, the Owned Real Property and the Company's leasehold interest in the Leased Real Property.

            "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

            "RENT" means any rent, payments, fees, charges or other amounts payable by the tenant under any Property Agreement.

            "REPRESENTATIVES" means, with respect to any Person, such Person's directors, trustees, officers, employees, legal counsel, financial advisors, representatives, accountants, and auditors.

            "RESIDENCY AGREEMENT" means each lease, sublease, license, occupancy agreement or other agreement for the present or future lease, rental, use or occupancy of any space in or on any of the Real Property Assets with a Person who intends to occupy the space as a residential tenant or occupant or for purposes of any treatment or care provided by the Facilities as part of the Business, in respect of which a Seller holds the interest of the lessor, sublessor or licensor or any other interest thereunder, as the case may be, and all guaranties or other documents relating thereto.

            "RESIDENT LITIGATION" shall mean any and all litigation between, or claims against, the Sellers and the Official Committee of Resident/Creditors or any party to a Residency Agreement as to the justification and proper amounts payable under the Residency Agreements during periods prior to Closing.

            "SURVIVING PERMITTED ENCUMBRANCES" means those Permitted Encumbrances identified as such in the definition of "Permitted Encumbrances."

            "TAX" or "TAXES" means any and all federal, state, county, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including payments in lieu of taxes ("PILOTS") corporate, business profits, franchise, income, sales, use, ad valorem, gross receipts, value-added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

            "TAX REFUND" means any refunds of Taxes applicable to the Business.

            "TAX RETURNS" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes.

            "THIRD PARTY" in respect of the Sellers, the Purchaser or any other Person shall include any other Person who is not Affiliated with or a director, trustee, officer, employee or agent of such Person.

            "TRANSACTION AGREEMENTS" means this Agreement and each other agreement, document, instrument or certificate executed by Sellers or Purchaser in connection with the consummation of the Contemplated Transactions.

            "WARN" means the Worker Adjustment and Retraining Act, as amended, or any similar state or local law requiring notice to employees of a sale of closing.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                               FORTRESS NBA ACQUISITION, LLC

                                               By: /s/ William B. Doniger
                                                   -----------------------------
                                               Name: William B. Doniger
                                               Title: Authorized Signatory

                                               FORTRESS INVESTMENT FUND II LLC,
                                               as Guarantor

                                               By: FORTRESS FUND MM II LLC, its
                                                   Managing Member

                                               By: FORTRESS INVESTMENT GROUP
                                                   LLC, its Managing Member

                                               By: /s/ William B. Doniger
                                                   -----------------------------
                                               Name: William B. Doniger
                                               Title: Managing Director

                                               NATIONAL BENEVOLENT ASSOCIATION
                                               OF THE CHRISTIAN CHURCH
                                               (DISCIPLES OF CHRIST)

                                               By: /s/ Cynthia R. Dougherty
                                                   -----------------------------
                                               Name: Cynthia R. Dougherty
                                                    ----------------------------
                                               Title: NBA President
                                                     ---------------------------

                                               BARTON W. STONE CHRISTIAN HOME,
                                               an Illinois not-for-profit
                                               corporation

                                               By: /s/ D.G. Fountain
                                                  -----------------------------
                                               Name: D.G. Fountain
                                                    ----------------------------
                                               Title: Chairman
                                                     ---------------------------

                                               CALIFORNIA CHRISTIAN HOME, a
                                               California not-for-profit
                                               corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               CYPRESS VILLAGE, INC., a Florida
                                               not-for-profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               FOXWOOD SPRINGS LIVING CENTER, a
                                               Missouri not-for-profit
                                               corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               KANSAS CHRISTIAN HOME, INC.
                                               (DISCIPLES OF CHRIST), a Kansas
                                               not-for-profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               LENOIR, INC., a Missouri not-for-
                                               profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               OKLAHOMA CHRISTIAN HOME, INC.,
                                               an Oklahoma not-for-profit
                                               corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               PATRIOT HEIGHTS, INC., a Texas
                                               not-for-profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               RAMSEY HOME, an Iowa not-for-
                                               profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               GREATER INDIANAPOLIS DISCIPLES
                                               HOUSING INC., an Indiana not-for-
                                               profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               VILLAGE AT SKYLINE, a Colorado
                                               not-for-profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                               HOMES OF CYPRESS, INC., a Florida
                                               not-for-profit corporation

                                               By: /s/ D.G. Fountain
                                                   -----------------------------
                                               Name: D.G. Fountain
                                                   -----------------------------
                                               Title: Chairman
                                                   -----------------------------

                                                                       EXHIBIT A

                               BIDDING PROCEDURES

            Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the transactions contemplated by the Asset Purchase Agreement by and among Fortress NBA Acquisition, LLC ("Purchaser") and The National Benevolent Association of the Christian Church (Disciples of Christ) ("Seller") and its Affiliates (together with Seller, the "Sellers"), dated as of September 3, 2004 (as amended from time to time, the "Purchase Agreement"),1 concerning the prospective sale (the "Sale") of Sellers' assets free and clear of all liens, claims, and encumbrances pursuant to section 363(f) of the Bankruptcy Code (as defined more specifically in the Purchase Agreement, the "Acquired Assets"). The Sellers either have sought or will promptly seek entry of an order by the Bankruptcy Court authorizing and approving the Sale to one or more Qualified Bidders (as defined below). The Sellers, as authorized by the Restructuring Committee of the Seller's Board of Trustees (the "Restructuring Committee"), shall select the highest or otherwise best offer for the Acquired Assets (the "Successful Bid(s)"). Such selection may be observed by members of the ad hoc committee formed pursuant to the mediation agreement dated June 15, 2004 (the "Ad Hoc Committee"), the Official Committee of Unsecured Creditors, the Official Committee of Residents, and all affected Attorneys General, together with their legal and financial advisors (collectively, the "Constituents"). In selecting the Successful Bid(s), the Restructuring Committee shall consider the recommendation of the Ad Hoc Committee, as expressed by Houlihan Lokey Howard & Zukin Capital (the "Transaction Broker").

                               THE BIDDING PROCESS

            Any person or entity that desires to obtain information about the Sale (a "Potential Bidder") shall contact the Transaction Broker at the address provided below. Upon execution of a confidentiality agreement in form and substance satisfactory to the Sellers, the Transaction Broker shall make available to such person or entity certain information concerning the Sale. The Transaction Broker shall inform the Restructuring Committee of any such inquiry and whether such person or entity executed the above-referenced confidentiality agreement. The Sellers, in consultation with the Transaction Broker, will (i) determine whether any person is a Qualified Bidder , (ii) coordinate the efforts of Qualified Bidders in conducting their respective due diligence investigations regarding the Acquired Assets generally, (iii) receive offers from Qualified Bidders, and (iv) negotiate any offer made to purchase the Acquired Assets (collectively, the "Bidding Process").

            Only persons or entities who are expressly invited to participate in the Auction (as defined below) and who have submitted Qualified Bids (as defined below) shall be eligible to participate in the Auction. The Sellers, in consultation with the Purchaser, shall have the right to adopt such other rules and to modify certain terms related to the Bidding Process which, in their sole judgment, will better promote the goals of the Bidding Process and which are not inconsistent with any of the other provisions hereof or of any Bankruptcy Court order.

                                  BID DEADLINE

            Any person or entity who desires to make a bid must deliver, to the addressees listed below, a written copy of its bid to the Transaction Broker and counsel for the Sellers not later than 12:00 noon (Eastern Time) on the Business Day that is 45 days after the entry of the Bid Procedures Order (or

------------
(1)Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement the next Business Day if 45 days lapse on a non-Business Day), unless extended by the Sellers in consultation with Transaction Broker (the "Bid Deadline"). Upon receipt, the Sellers shall immediately distribute a copy of each such bid to the Purchaser.

                Houlihan Lokey Howard & Zukin Capital
                123 North Wacker Drive, Suite 400
                Chicago, Illinois 60606
                Facsimile: (312) 346-0951
                Attention: Matthew R. Niemann
                           Andrew Turnbull

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, NY 10153
                Facsimile: (212) 310-8007
                Attention: Deryck A. Palmer, Esq.
                           Robert L. Messineo, Esq.

                     DETERMINATION OF "QUALIFIED BID" STATUS

            A bid received from a person or entity will constitute a "Qualified Bid," and such person or entity shall be deemed a "Qualified Bidder," only if such bid includes all of the Required Bid Documents listed below and meets all of the Bid Requirements set forth below. Notwithstanding the foregoing, the Purchase Agreement will be deemed a Qualified Bid and the Purchaser will be deemed a Qualified Bidder for all purposes in connection with the Auction.

            Requirements for Submitting a Qualified Bid: In order to constitute a Qualified Bid, a bid (other than the bid of the Purchaser) must satisfy the following requirements (collectively, the "Bid Requirements"):

            (a) A bidder must submit the following "Required Bid Documents" in a form acceptable to the Sellers:

                  (i) A written offer stating that (x) the Qualified Bidder offers to purchase one or more, or substantially all, of the Acquired Assets, (y) an executed purchase and sale agreement that substantially conforms to the Purchase Agreement or that contains terms and conditions that are no less favorable to the Sellers than the Purchase Agreement, together with a copy electronically marked to indicate any changes to the Purchase Agreement, and (z) the Qualified Bidder's offer is irrevocable until the closing of the purchase of the Acquired Assets; and

                  (ii) A good faith deposit (the "Good Faith Deposit") in the form of a certified check (or other form acceptable to the Sellers in their sole discretion) payable to the order of the Sellers (or such other party as the Sellers may determine) in an amount equal to or greater than 10% of the Qualified Bid of the Qualified Bidder; and

                  (iii) A bid registration form in substantially the form attached hereto;

            (b) The bid must consist of a good faith, bona fide offer to purchase all or a portion of the Acquired Assets for cash only and/or cash and the assumption of all or a portion of the Sellers' liabilities;

            (c) The bid is accompanied by satisfactory evidence of committed financing or other ability to perform the acquisition of the Acquired Assets;

            (d) The bid shall reference the bidder's willingness to provide satisfactory evidence of its ability to provide adequate assurance of future performance (within the meaning of the Bankruptcy Code) under any unexpired lease and executory contracts to be assumed by the Sellers and assigned to the Qualified Bidder;

            (e) The bid is not conditioned upon the Bankruptcy Court's approval of any bid protections, such as a breakup fee, termination fee, expense reimbursement or similar type of payment;

            (f) The bidder acknowledges and represents that it: (1) has had an opportunity to conduct due diligence regarding the Acquired Assets prior to making its offer and does not require further due diligence before being bound by its bid (if accepted); (2) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Acquired Assets in making its bid; and (3) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Acquired Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly state in these Bidding Procedures; and

            (g) The bid is received by the Bid Deadline.

            In evaluating a Qualified Bid, the Sellers, in consultation with the Transaction Broker, will consider, among other factors, whether or not the bid
(i) is materially more burdensome or conditional than the terms of the Purchase Agreement and (ii) has a value greater than or equal to, when combined with any other Qualified Bid or the value of any Acquired Assets retained by the Sellers, the sum of (w) the amount of the Breakup Fee or Expense Reimbursement (as applicable), plus (x) $500,000, plus (y) the consideration to the Sellers arising out of the Purchase Agreement including the payment of the Purchase Price and the assumption of the Assumed Liabilities. In the event that the Sellers determine that more than one Qualified Bid should be combined to constitute the highest or otherwise best bid for the Acquired Assets, all references in these Bidding Procedures to a Successful Bidder or Successful Bid shall be deemed to be a reference to such combination of bids.

                                     AUCTION

            If more than one Qualified Bid is received, the Sellers will conduct an auction (the "Auction") with respect to the Acquired Assets. If no Qualified Bid (other than that of the Purchaser) is received by the Bid Deadline, the Sellers shall report the same to the Bankruptcy Court, the Purchaser's bid will be deemed the highest or otherwise best offer for the Acquired Assets (the "Successful Bid") and the Sellers shall proceed with the transactions contemplated by the Purchase Agreement.

            The auction, if required, will commence at 9:00 a.m. (Central Time) on November 19, 2004, at the offices of the Transaction Broker or at such later time or other place as agreed by the Purchaser and the Sellers, and of which the Sellers will notify all Qualified Bidders who have submitted Qualified Bids.

            At least one (1) business day prior to the Auction, the Sellers will provide to the Purchaser and all other Qualified Bidders a copy of the highest or otherwise best Qualified Bid received and copies of all other Qualified Bids. In addition, the Sellers will inform the Purchaser and each Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified

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

Bidders that may participate in the Auction and will provide copies of the bids of all such Qualified Bidders.

            Only the Purchaser, the Qualified Bidders, the Restructuring Committee on behalf of the Sellers, the Transaction Broker, and the Constituents, together with their representatives, will be entitled to attend the Auction, and only the Purchaser and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction.

            During the Auction, bidding will begin at the purchase price stated in the highest or otherwise best Qualified Bid , and will subsequently continue in minimum increments of at least $500,000 (the "Overbid Amount") higher than the previous Qualified Bid. The Sellers may reduce (or increase) the Overbid Amount at the Auction if they determine, in their discretion, that it is in the best interests of their estates to do so. Subsequent Qualified Bids submitted by the Purchaser will be deemed to include a credit in an amount equal to the Breakup Fee or the maximum amount of the Expense Reimbursement, as applicable.

            Bids made at the Auction shall be made in open and in public in the presence of all other Qualified Bidders from time to time during the Auction; provided, however, that Sellers, in consultation with the Transaction Broker, may negotiate or otherwise discuss bids with Qualified Bidders in private during the Auction. All Qualified Bidders shall be required to disclose at the Auction the identity of the person or entity on whose behalf its bid is being submitted. Bidding at the Auction will continue until such time as the highest or otherwise best Qualified Bid is determined. Upon the conclusion of the Auction, the Sellers, in consultation with the Transaction Broker , will (i) review each Qualified Bid on the basis of financial and contractual terms and other factors relevant to the Sale, including those factors affecting the speed and certainty of consummating the Sale, and (ii) identify the highest or otherwise best offer for the Acquired Assets (as defined above, the "Successful Bid"). The Sellers, as authorized by the Restructuring Committee, shall select the Successful Bid. In selecting the Successful Bid, the Restructuring Committee shall consider the recommendation of the Ad Hoc Committee, as expressed by the Transaction Broker. The Sellers' determinations relating to the highest or otherwise best offer for the Acquired Assets shall, however, be subject to Bankruptcy Court approval. In the event of any dispute concerning such selection, the Bankruptcy Court shall have the exclusive jurisdiction to adjudicate such matter. The Successful Bidder shall be required to supplement its Good Faith Deposit within one (1) business day following the conclusion of the Auction to the extent necessary to ensure that such deposit is equal to at least 10% of the consideration (including cash and assumption of liabilities) to be paid pursuant to the Successful Bid.

                          ACCEPTANCE OF QUALIFIED BIDS

            At the Sale Hearing, the Sellers will seek entry of an order authorizing and approving the Sale (i) if no Qualified Bid is received (other than that of the Purchaser), to the Purchaser pursuant to the terms and conditions set forth in the Purchase Agreement, or (ii) if another Qualified Bid is received by the Sellers, to the Purchaser or such other Qualified Bidder as the Sellers, in the exercise of their business judgment, determine have made the highest or otherwise best offer to purchase the Acquired Assets (the "Successful Bidder"). The Sellers, in their sole discretion, in consultation with the Transaction Broker, may adjourn or reschedule the Sale Hearing without notice by an announcement of the adjourned date at the Sale Hearing.

            Following the Sale Hearing approving the Sale of the Acquired Assets to the Successful Bidder, if such Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, will be deemed to be the Successful Bid and the Sellers will be authorized, but not required, to consummate the Sale with the Qualified Bidder submitting such bid without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

            The Good Faith Deposits of all Qualified Bidders will be returned to the Qualified Bidders within five (5) business days after the day on which the Successful Bidder is chosen, except for (i) the next highest or otherwise best Qualified Bidder, whose deposit shall be retained until the closing of the purchase of the Acquired Assets and (ii) subject to the terms of Section 5.06(a)(i) of the Purchase Agreement, the Purchaser, whose deposit shall be retained until the earlier to occur of the closing of the purchase of the Acquired Assets and 60 days after Bankruptcy Court approval of another Qualified Bid.

            If a Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers will not have any obligation to return the Good Faith Deposit deposited by such Successful Bidder, and such Good Faith Deposit irrevocably will immediately become property of the Sellers.

                                  MODIFICATIONS

            The Sellers may, in consultation with the Transaction Broker, (a) determine, in their business judgment, which Qualified Bid, if any, is the highest or otherwise best offer, and (b) reject any bid (other than the original bid of the Purchaser set forth in the Purchase Agreement) that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, these Bidding Procedures, or (iii) contrary to the best interests of the Sellers, their estates and their creditors.

                                  JURISDICTION

            The Bankruptcy Court shall retain exclusive jurisdiction over any matter or dispute relating to the Sale, the Bidding Process, the Sale Hearing, the Purchase Agreement, the Auction, and/or any other matter that in any way relates to the foregoing.

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

                                                                     EXHIBIT A-1

                            BIDDER REGISTRATION FORM

BIDDER I.D.

Bidder:_________________________________________________________________________

Bidder's Address:_______________________________________________________________

Bidder's Contact:_______________________________________________________________

Bidder's Phone Number:__________________________________________________________

Bidder's Facsimile Number:______________________________________________________

Bidder's Tax ID Number:_________________________________________________________

ATTORNEY I.D.

Bidder's Attorney:______________________________________________________________

Bidder's Attorney's Address:____________________________________________________

Bidder's Attorney's Phone Number:_______________________________________________

Bidder's Attorney's Facsimile Number:___________________________________________

BANK REFERENCE

Bank:___________________________________________________________________________

Bank Address:___________________________________________________________________

Bank Contact:___________________________________________________________________

Bank Contact's Phone Number:____________________________________________________

Bank Contact's Facsimile Number:________________________________________________

BIDDER ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THE BIDDING PROCEDURES APPROVED BY THE BANKRUPTCY COURT.

_________________________________
NAME:
TITLE:

PLEASE ATTACH FINANCIAL AND ADEQUATE ASSURANCE INFORMATION.

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